UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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REDWOOD TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Redwood Trust, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation, to be held on May 19, 2015 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, for the following purposes:

1.	To elect Richard D. Baum, Douglas B. Hansen, Mariann Byerwalter, Marty Hughes, Greg H. Kubicek, Karen R. Pallotta, Jeffrey T. Pero, Georganne C. Proctor, and Charles J. Toeniskoetter to serve as directors until the Annual Meeting of Stockholders in 2016 and until their successors are duly elected and qualify;
2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2015;
3.	To vote on a non-binding advisory resolution to approve named executive officer compensation; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials (the Notice) on or about April 9, 2015 to our stockholders of record as of the close of business on March 25, 2015. We are also providing access to our proxy materials over the Internet beginning on March 20, 2015. Electronic delivery of our proxy materials will reduce printing and mailing costs relating to our Annual Meeting.

The Notice contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and provides information on how stockholders may obtain paper copies free of charge. The Notice also provides the date and time of the Annual Meeting; the matters to be acted upon at the Annual Meeting and the Board’s recommendation with regard to each matter to be acted upon; and information on how to attend the Annual Meeting and vote online.

Our Board of Directors has fixed the close of business on March 25, 2015 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting.

We would like your shares to be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we respectfully request that you authorize your proxy over the Internet following the voting procedures described in the Notice. In addition, if you have requested or received a paper or email copy of the proxy materials, you can authorize your proxy over the telephone or by signing, dating and returning the proxy card sent to you. We encourage you to authorize your proxy by any of these methods even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

By Order of the Board of Directors,

/s/ Andrew P. Stone
Secretary

March 20, 2015

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY AUTHORIZE A PROXY TO CAST YOUR VOTES THROUGH
THE INTERNET FOLLOWING THE VOTING PROCEDURES DESCRIBED IN THE NOTICE OR, IF YOU HAVE REQUESTED AND RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY
TELEPHONE OR BY SIGNING, DATING AND RETURNING THE PROXY CARD SENT TO YOU.

REDWOOD TRUST, INC.

i

REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2015

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (Redwood, we, or us), for exercise at the Annual Meeting of Stockholders (the Annual Meeting) to be held on Tuesday, May 19, 2015 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, and at any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice of Internet Availability of Proxy Materials. All stockholders will have the ability to access proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet on or about March 20, 2015 and to mail the Notice to all stockholders entitled to vote at the Annual Meeting on or about April 9, 2015. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials on or about April 9, 2015 or within three business days of such request.

Redwood Trust, Inc., together with its subsidiaries, focuses on investing in mortgage- and other real estate-related assets and engaging in residential and commercial mortgage banking activities. We seek to invest in real estate-related assets that have the potential to generate attractive cash flow returns over time and to generate income through our mortgage banking activities. We operate our business in three segments: residential mortgage banking, residential investments, and commercial mortgage banking and investments. A more detailed description of our business is set forth below under the heading “Executive Compensation —  Compensation Discussion & Analysis (CD&A) — Executive Summary of CD&A.”

The address and telephone number of our principal executive office are as set forth above and our website is www.redwoodtrust.com. Information on our website is not a part of this Proxy Statement.

INFORMATION ABOUT THE ANNUAL MEETING

Who May Attend the Annual Meeting

Only stockholders who own our common stock as of the close of business on March 25, 2015, the record date for the Annual Meeting, will be entitled to attend the Annual Meeting. In the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including members of the media and our employees.

Who May Vote

Each share of our common stock outstanding on the record date for the Annual Meeting entitles the holder thereof to one vote. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 25, 2015. As of March 16, 2015, there were 83,563,540 shares of common stock issued and outstanding. You can vote in person at the Annual Meeting or by proxy. You may authorize your proxy through the Internet by following the voting procedures described in the Notice or, if you have requested and received paper copies of the proxy materials, by telephone or by signing, dating, and returning the proxy card sent to you. To use a particular voting procedure, follow the instructions on the Notice or the proxy card that you request and receive by mail or email.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to cast your votes in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

Voting by Proxy; Board of Directors’ Voting Recommendations

You may authorize your proxy over the Internet or, if you request and receive a proxy card by mail or email, over the phone or by signing, dating and returning the proxy card sent to you. If you vote by proxy, the individuals named on the proxy, or their substitutes, will cast your votes in the manner you indicate. If you date, sign, and return a proxy card without marking your voting instructions, your votes will be cast in accordance with the recommendations of Redwood’s Board of Directors, as follows:

•	For the election of each of the nine nominees to serve as directors until the Annual Meeting of Stockholders in 2016 and until their successors are duly elected and qualify;
•	For the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2015;
•	For the approval, on an advisory basis, of the resolution approving the compensation of our named executive officers; and
•	In the discretion of the proxy holder on any other matter that properly comes before the Annual Meeting.

You may revoke or change your proxy at any time before it is exercised by submitting a new proxy through the Internet or by telephone, delivering to us a signed proxy with a date later than your previously delivered proxy, by voting in person at the Annual Meeting, or by sending a written revocation of your proxy addressed to Redwood’s Secretary at our principal executive office.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce printing and mailing costs relating to our Annual Meeting.

Quorum Requirement

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have or chooses not to exercise discretionary authority to vote the shares.

Other Matters

Our Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. If other matters properly come before the Annual Meeting, however, it is intended that the persons named in the proxies will vote on those matters in their discretion.

Information About the Proxy Statement and the Solicitation of Proxies

Your proxy is solicited by our Board of Directors and we will bear the costs of this solicitation. Proxy solicitations will be made by mail, and also may be made by our directors, officers, and employees in person or by telephone, facsimile transmission, e-mail, or other means of communication. Banks, brokerage houses, nominees, and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of shares of our common stock entitled to be voted at the Annual Meeting and to obtain authorization for the execution of proxies on behalf of beneficial owners. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to their beneficial owners.

In addition, we have retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY, 10016, to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and to contact brokerage houses and other nominees, fiduciaries and custodians to request that such entities forward soliciting materials to beneficial owners of our common stock. For these services, we will pay MacKenzie Partners, Inc. a fee not expected to exceed $15,000, plus expenses.

Annual Report

Our 2014 Annual Report, consisting of our Annual Report on Form 10-K for the year ended December 31, 2014, is being made available to stockholders together with this Proxy Statement and contains financial and other information about Redwood, including audited financial statements for our fiscal year ended December 31, 2014. Certain sections of our 2014 Annual Report are incorporated into this Proxy Statement by reference, as described in more detail under “Information Incorporated by Reference” below. Our 2014 Annual Report is also available on our website.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing and mailing costs.

Householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of this document for your household, please contact our transfer agent, Computershare Trust Company, N.A., either in writing at: Computershare Investor Services, 250 Royall Street, Canton, MA 02021; or by telephone at: (888) 472-1955.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of this document in the future, please contact Computershare as indicated above.

Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

CORPORATE GOVERNANCE

Corporate Governance Standards

Our Board of Directors has adopted Corporate Governance Standards (Governance Standards). Our Governance Standards are available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office. The Governance Standards contain general principles regarding the composition and functions of our Board of Directors and its committees.

Process for Nominating Potential Director Candidates

Identifying and Evaluating Nominees for Directors.  Our Board of Directors nominates director candidates for election by stockholders at each annual meeting and elects new directors to fill vacancies on our Board of Directors between annual meetings of the stockholders. Our Board of Directors has delegated the selection and initial evaluation of potential director nominees to the Governance and Nominating Committee with input from the Chief Executive Officer and President. The Governance and Nominating Committee makes the final recommendation of candidates to our Board of Directors for nomination. Our Board of Directors, taking into consideration the assessment of the Governance and Nominating Committee, also determines whether a nominee would be an independent director.

Stockholders’ Nominees.  Our Bylaws permit stockholders to nominate a candidate for election as a director at an annual meeting of the stockholders subject to compliance with certain notice and informational requirements, as more fully described below in this Proxy Statement under “Stockholder Proposals for the 2016 Annual Meeting.” A copy of the full text of our Bylaws may be obtained by any stockholder upon written request addressed to Redwood’s Secretary at our principal executive office. Among other matters required under our Bylaws, any stockholder nominations should include the nominee’s name and qualifications for Board membership and should be addressed to Redwood’s Secretary at our principal executive office.

The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for election to our Board of Directors. The Governance and Nominating Committee evaluates stockholder nominations in connection with its responsibilities set forth in its written charter and applies the qualification and diversity criteria set forth in the Governance Standards.

Director Qualifications.  Our Governance Standards contain Board membership criteria that apply to nominees for our Board of Directors. Each member of our Board of Directors must exhibit high standards of integrity, commitment, and independence of thought and judgment, and must be committed to promoting the best interests of Redwood. In addition, each director must devote the time and effort necessary to be a responsible and productive member of our Board of Directors. This includes developing knowledge about Redwood’s business operations and doing the work necessary to participate actively and effectively in Board and committee meetings.

Our Governance Standards also contain criteria that are intended to guide our Governance and Nominating Committee’s considerations of diversity in identifying nominees for our Board of Directors. In particular, our Governance Standards provide that the members of our Board of Directors should collectively possess a broad range of talent, skill, expertise, and experience useful to effective oversight of our business and affairs and sufficient to provide sound and prudent guidance with respect to our operations and interests. The self-assessments that are conducted each year by our Board of Directors and our Governance and Nominating Committee include an assessment of whether the Board’s then current composition represents the broad range of talent, skill, expertise, and experience that is called for by our Governance Standards.

Director Independence

As required under Section 303A of the New York Stock Exchange (NYSE) Listed Company Manual and our Governance Standards, our Board of Directors has affirmatively determined that none of the following directors has a material relationship (either directly or as a partner, shareholder, or officer of an organization that has a relationship) with us and that each of them qualifies as “independent” under Section 303A: Richard D. Baum, Douglas B. Hansen, Mariann Byerwalter, Greg H. Kubicek, Karen R. Pallotta, Jeffrey T. Pero, Georganne C. Proctor, and Charles J. Toeniskoetter. The Board of Directors’ determination was made with respect to Mr. Pero after consideration of the following: Mr. Pero is a retired partner of Latham & Watkins LLP and has been a director of Redwood since November 2009; Latham & Watkins LLP provides legal services to Redwood; and Mr. Pero’s retirement payments from Latham & Watkins LLP are adjusted to exclude any proportionate benefit received from the fees paid by Redwood to Latham & Watkins LLP.

One member of our Board of Directors, Mr. Hughes, does not qualify as “independent” under Section 303A of the NYSE Listed Company Manual or our Governance Standards. Mr. Hughes does not qualify as independent because he is Redwood’s current Chief Executive Officer.

Board Leadership Structure

At Redwood, there is a separation of the chairman and chief executive officer roles. The Chairman of the Board of Directors presides over meetings of the Board and serves as a liaison between the Board and management of Redwood. In addition, the Chairman provides input regarding Board agendas, materials, and areas of focus, and may represent Redwood to external constituencies such as investors, governmental representatives, and business counterparties. The Chairman is currently Richard D. Baum, who was elected Chairman in September 2012 and who has continuously served as an independent director of Redwood since 2001.

Under Redwood’s Governance Standards, the Board of Directors also has a Vice-Chairman who presides over meetings of the Board in the absence of the Chairman and who also acts as a resource to management by providing strategic counsel and advice. The Vice-Chairman is currently Douglas B. Hansen, who was elected Vice-Chairman in September 2012. Mr. Hansen is currently an independent director, has served as a director of Redwood since 1994, and is a founder of Redwood and served as Redwood’s President from 1994 through his retirement from that position at the end of 2008. In addition, under the Governance Standards, each of the Audit Committee, Compensation Committee, and Governance and Nominating Committee of Redwood’s Board of Directors is comprised solely of independent directors.

The Board believes this leadership structure is appropriate for Redwood, as it provides for the Board to be led by, and its standing committees to be composed of, independent directors. As an independent Chairman of the Board, Mr. Baum brings more than a decade of experience of serving on Redwood’s Board along with the important perspective of an independent director to this leadership position. As an independent Vice-Chairman of the Board, Mr. Hansen also brings significant prior experience as the President of Redwood to bear on his leadership responsibilities.

Executive Sessions

Our Governance Standards require that our non-employee directors (i.e., the eight of our nine directors who are not Redwood employees) meet in executive session at each regularly scheduled quarterly meeting of our Board of Directors and at such other times as determined by our Chairman. In addition, if any non-employee director is not also an independent director, then our Governance Standards require that our independent directors meet at least annually in executive session without any such non-independent directors.

Board of Directors’ Role in Risk Oversight

The Board of Directors takes an active role in risk oversight. At its regular meetings it reviews Redwood’s business and investment strategies and plans and seeks an understanding of the related risks as well as management’s approach to identifying and managing those risks. In carrying out its role in risk oversight, the Board of Directors receives and discusses quarterly reports from the Chief Executive Officer, Chief Investment Officer and Audit Committee, which also carries out a risk oversight function delegated by the Board of Directors.

Under its charter, the Audit Committee is specifically charged with (i) inquiring of management and Redwood’s independent registered public accounting firm about significant risks or exposures with respect to corporate accounting, reporting practices of Redwood, the quality and integrity of the financial reports and controls of Redwood, regulatory and accounting initiatives, and any off-balance sheet structures and (ii) assessing the steps management has taken to minimize such risks. In addition, the Audit Committee is specifically charged with regularly discussing with management Redwood’s policies with respect to risk assessment and risk management, including identification of Redwood’s major financial and operational risk exposures and the steps management has taken to monitor or control those exposures.

The Audit Committee carries out this function by, among other things, receiving a quarterly risk management report from Redwood’s Chief Executive Officer and Chief Investment Officer, and a quarterly internal audit report from Redwood’s head of internal audit, reviewing these reports, and discussing them by asking questions and providing direction to management. In addition, as noted below under “Audit Committee Matters — Audit Committee Report,” the Audit Committee also receives and discusses regular and required communications from Redwood’s independent registered public accounting firm regarding, among other things, Redwood’s internal controls. In addition to discussion of these reports during Audit Committee meetings, as circumstances merit, the Audit Committee holds separate executive sessions with one or more of the Chief Executive Officer, Redwood’s head of internal audit, and representatives of Redwood’s independent registered public accounting firm to discuss any matters that the Audit Committee or these persons believe should be discussed in the absence of other members of management.

In addition, when appropriate, the Board of Directors may delegate to other standing committees risk oversight responsibilities with respect to certain matters or request that other committees review certain risk oversight matters. For example, the Compensation Committee has been delegated to review, on an annual basis, whether Redwood’s compensation policies and practices are reasonably likely to have a material adverse effect on Redwood.

The Board of Directors believes that this manner of administering the risk oversight function effectively integrates such oversight into the Board of Directors’ leadership structure, because the risk oversight function is carried out both at the Board level as well as through delegation to the Audit Committee, which consists solely of independent directors, and when appropriate to the other standing committees of the Board of Directors, which also consist solely of independent directors.

Board of Directors’ Self-Evaluation Process

The Board believes it is important to periodically assess its own performance and effectiveness in carrying out its strategic and oversight role with respect to the Company. The Board evaluates its performance through annual self-assessments at the Board and Committee levels, as well as through annual individual director self-assessments that include one-on-one meetings conducted by the Chairman with each of the other directors (or, with respect to the Chairman, the Chair of the Governance and Nominating Committee). These self-assessments include analysis of the effectiveness of the Board, its Committees and its directors, how they are functioning and areas of potential improvement. The results of these performance reviews are also considered by the Governance and Nominating Committee and the Board when considering whether to recommend the re-election of each director nominated for re-election and whether to consider new director candidates.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors by e-mail addressed to boardofdirectors@redwoodtrust.com. The Chairman has access to this e-mail address and provides access to the other directors as appropriate. Communications that are intended specifically for non-employee directors should be addressed to the Chairman.

Director Attendance at Annual Meetings of Stockholders

Pursuant to our Governance Standards, our directors are expected to attend annual meetings of stockholders. All of our directors attended last year’s annual meeting of stockholders in person. We currently expect all of our directors to attend this year’s Annual Meeting.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all of our directors, officers, and employees. Our Code of Ethics is available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

We intend to post on our website and disclose in a Current Report on Form 8-K, to the extent required by applicable regulations, any change to the provisions of our Code of Ethics and any waiver of a provision of the Code of Ethics.

STOCK OWNERSHIP REQUIREMENTS

Required Stock Ownership by Directors

Pursuant to our Governance Standards, non-employee directors are required to purchase from their own funds at least $50,000 of our common stock within three years from the date of commencement of their Board membership. Deferred stock units (DSUs) acquired by a director under our Executive Deferred Compensation Plan through the voluntary deferral of cash compensation that otherwise would have been paid to that director are counted towards this requirement. Any director whose status has changed from being an employee director to being a non-employee director is not subject to this requirement if that director held at least $50,000 of our common stock at the time of that change in status.

In addition, non-employee directors are required to own at least $350,000 of our common stock, including DSUs acquired through both voluntary and involuntary deferred compensation, within five years from the date of commencement of their Board membership. Stock and DSUs acquired with respect to the $50,000 stock purchase requirement count toward the attainment of this additional stock ownership requirement. Compliance with the ownership requirements is measured on a purchase/acquisition cost basis.

As of the date of this Proxy Statement, all of our non-employee directors were in compliance with these guidelines either due to ownership of the requisite number of shares or because the director was within the time period permitted to attain the required level of ownership.

Required Stock Ownership by Executive Officers

The Compensation Committee of our Board of Directors has set the following executive stock ownership guidelines with respect to our executive officers (as measured on a purchase/acquisition cost basis, including deferred stock units acquired through both voluntary and involuntary deferred compensation).

•	Each executive officer is required to own stock with a value at least equal to (i) six times current salary for the Chief Executive Officer, (ii) three times current salary for the President, and (iii) two times current salary for the other executive officers;
•	Three years are allowed to initially attain the required level of ownership and three years are allowed to acquire additional incremental shares if promoted to a position with a higher guideline or when a salary increase results in a higher guideline (if not in compliance at the indicated times, then the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved);
•	All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested DSUs and any other vested shares held pursuant to other employee plans; and
•	For purposes of determining compliance, the original purchase or acquisition price is used as the value of shares held.

As of the date of this Proxy Statement, all of Redwood’s executive officers were in compliance with these guidelines. The chart below illustrates the stock ownership level relative to the applicable guideline for each of our executive officers.

Compliance with Executive Stock Ownership Guidelines
($ in millions)*

*	Calculated on a purchase/acquisition cost basis in accordance with Executive Stock Ownership Guidelines.

ITEM 1 — ELECTION OF DIRECTORS

Redwood has completed transitioning to a declassified Board of Directors pursuant to an amendment to Redwood’s charter approved at the 2012 annual meeting of stockholders. As a result, all directors elected at the Annual Meeting will be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

The nominees for the nine director positions are set forth below. In the event we are advised prior to the Annual Meeting that any nominee will be unable to serve or for good cause will not serve as a director if elected at the Annual Meeting, the proxies will cast votes for any person who shall be nominated by the present Board of Directors to fill such directorship. As of the date of this Proxy Statement, we are not aware of any nominee who is unable or unwilling to serve as a director. The nominees listed below currently are serving as directors of Redwood.

Vote Required

If a quorum is present, the election of each nominee as a director requires a majority of the votes cast with respect to such nominee at the Annual Meeting. For purposes of the election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee for election as a director exceeds the number of votes cast “against” that nominee. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES IDENTIFIED BELOW.

Nominees to Board of Directors

Name	Position with Redwood
Richard D. Baum	Chairman of the Board
Douglas B. Hansen	Vice-Chairman of the Board
Mariann Byerwalter	Director
Marty Hughes	Director and Chief Executive Officer
Greg H. Kubicek	Director
Karen R. Pallotta	Director
Jeffrey T. Pero	Director
Georganne C. Proctor	Director
Charles J. Toeniskoetter	Director

Certain biographical information regarding each nominee for election at the Annual Meeting is set forth below along with biographical information for the other director.

Richard D. Baum, age 68, is Chairman of the Board and has been a director of Redwood since 2001. Mr. Baum is currently the President and Managing Partner of Atwater Retirement Village LLC (a private company). From 2008 to mid-2009, Mr. Baum served as Executive Director of the California Commission for Economic Development. He also served as the Chief Deputy Insurance Commissioner for the State of California from 1991 to 1994 and 2003 to 2007. Mr. Baum served from 1996 to 2003 as the President and CEO of Care West Insurance Company, a worker’s compensation insurance company, and prior to 1991 as Senior Vice President of Amfac, Inc., a diversified operating company engaged in various businesses, including real estate development and property management. Mr. Baum holds a B.A. from Stanford University, an M.A. from the State University of New York, and a J.D. from George Washington University, National Law Center.

The Board of Directors concluded that Mr. Baum should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience
•	Experience as a chief executive officer
•	Experience in government service and financial regulation
•	Expertise and experience relating to the insurance industry
•	Expertise and experience relating to the real estate development industry and property management business
•	Expertise and experience relating to institutional governance
•	Professional and educational background

Douglas B. Hansen, age 57, is Vice-Chairman of the Board, is a founder of Redwood, and served as Redwood’s President from 1994 through 2008. Mr. Hansen retired from his position as President of Redwood at the end of 2008. Mr. Hansen has been a director of Redwood since 1994. From 1990 through 1997, Mr. Hansen was a Principal with GB Capital. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Hansen serves on the boards of several not-for-profit institutions, including the International Center of Photography and River of Knowledge. Mr. Hansen holds a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School.

The Board of Directors concluded that Mr. Hansen should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as President of Redwood Trust since its founding in 1994 through 2008
•	Skill and experience in investing in real estate-related assets and managing portfolios of such investments
•	Skill and experience in managing balance sheet exposures and managing risks
•	Skill and experience in executing capital markets transactions
•	Experience in finance and accounting matters
•	Professional and educational background

Mariann Byerwalter, age 54, has been a director of Redwood since 1998. Ms. Byerwalter is Chairman of the Board of Directors of SRI International, an independent nonprofit technology research and development organization, and Chairman of JDN Corporate Advisory, LLC, a privately held advisory services firm. Ms. Byerwalter served as the Chief Financial Officer and Vice President for Business Affairs of Stanford University from 1996 to 2001. She was a partner and co-founder of America First Financial Corporation from 1987 to 1996, and she served as Chief Operating Officer, Chief Financial Officer, and a director of America First Eureka Holdings, a publicly traded institution and the holding company for Eureka Bank, from 1993 to 1996. She also serves on the Board of Directors of Pacific Life Corp., Franklin Resources, Inc., Burlington Capital Corporation, WageWorks, Inc., the Lucile Packard Children’s Hospital, and the Stanford Hospital and Clinics Board of Directors (Chair, 2006 - 2013). In April 2012, she completed her term on the Board of Trustees of Stanford University. Ms. Byerwalter holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

The Board of Directors concluded that Ms. Byerwalter should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management and entrepreneurial experience
•	Experience as a chief financial officer
•	Expertise and experience in the banking and insurance industries
•	Expertise and experience relating to institutional governance
•	Professional and educational background

Marty Hughes, age 57, has served as Chief Executive Officer since May 2010 and as a director since January 2011. Mr. Hughes served as President from January 2009 to January 2012, Co-Chief Operating Officer from November 2007 to May 2010, Chief Financial Officer from 2006 to April 2010, Treasurer from 2006 to 2007, and Vice President from 2005 to 2007. Mr. Hughes has 20 years of senior management experience in the financial services industry. From 2000 to 2004, Mr. Hughes was the President and Chief Financial Officer for Paymap, Inc. In addition, Mr. Hughes served as a Vice President and Chief Financial Officer for Redwood from 1998 to 1999. Mr. Hughes also served as Chief Financial Officer for North American Mortgage Company from 1992 to 1998. Prior to 1992, Mr. Hughes was employed for eight years at an investment banking firm and for four years at Deloitte & Touche. Mr. Hughes has a BS in accounting from Villanova University.

The Board of Directors concluded that Mr. Hughes should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as Chief Executive Officer, President, and Chief Financial Officer of Redwood
•	Skill and experience in managing balance sheet exposures and managing risks
•	Skill and experience in executing capital markets transactions
•	Expertise and experience in the mortgage lending and investment banking industries
•	Accounting expertise and experience
•	Professional and educational background

Greg H. Kubicek, age 58, has been a director of Redwood since 2002. Mr. Kubicek is President of The Holt Group, Inc., a real estate company that develops, owns, and manages commercial real estate properties and is a residential homebuilder. Mr. Kubicek currently serves as a director for Cadet Manufacturing Co. He has also served as Chairman of the Board of Cascade Corporation, an international manufacturing corporation. Mr. Kubicek holds a B.A. in Economics from Harvard College.

The Board of Directors concluded that Mr. Kubicek should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes, including experience as a chief executive officer and as chairman of the board of directors of an NYSE-listed company
•	Management and entrepreneurial experience
•	Expertise and experience in the real estate development industry
•	Experience and expertise in the property management business
•	Professional and educational background

Karen R. Pallotta, age 51, has been a director of Redwood since December 2014. Ms. Pallotta is currently the owner of KRP Advisory Services, LLC, a consultancy business. Ms. Pallotta was employed at Fannie Mae for more than 20 years until her retirement in 2011. At Fannie Mae she served in various leadership roles, most recently as Executive Vice President of its Single Family Credit Guaranty business, a role she assumed during the height of the financial crisis and subsequent to Fannie Mae’s government conservatorship. In that role Ms. Pallotta had direct responsibility for Fannie Mae’s single family mortgage business, which comprised more than $2.5 trillion of guaranteed mortgages and mortgage-backed securities. Ms. Pallotta holds a B.A. from Pennsylvania State University and an M.B.A. from the University of Maryland.

The Board of Directors concluded that Ms. Pallotta should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Expertise and experience relating to residential mortgage finance and mortgage-backed securities
•	Management experience and leadership attributes
•	Expertise and experience relating to government sponsored entities
•	Professional and educational background

Jeffrey T. Pero, age 68, has been a director of Redwood since November 2009. Mr. Pero retired in October 2009, after serving as a partner for more than 23 years, from the international law firm of Latham & Watkins LLP. At Latham & Watkins LLP, Mr. Pero’s practice focused on advising clients regarding corporate governance matters, debt and equity financings, mergers and acquisitions, and compliance with U.S. securities laws; Mr. Pero also served in various firm management positions. Mr. Pero holds a B.A. from the University of Notre Dame and a J.D. from New York University School of Law.

The Board of Directors concluded that Mr. Pero should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Expertise and experience in structuring and negotiating debt and equity financings
•	Expertise and experience relating to corporate governance
•	Management experience
•	Expertise and experience relating to real estate investment trusts
•	Expertise and experience relating to the U.S. securities laws
•	Professional and educational background

Georganne C. Proctor, age 58, has been a director of Redwood since March 2006. Ms. Proctor is the former Chief Financial Officer of TIAA-CREF, and served in that position from June 2006 to July 2010. Additionally, Ms. Proctor served as Executive Vice President for Enterprise Integration from January 2010 to July 2010. From July 2010 to October 2010, she served as Enterprise Integration’s Executive Vice President. From 2003 to 2005, Ms. Proctor was Executive Vice President of Golden West Financial Corporation, a thrift institution. From 1994 to 1997, Ms. Proctor was Vice President of Bechtel Group, a global engineering firm, and also served as its Senior Vice President and Chief Financial Officer from 1997 to 2002 and as a director from 1999 to 2002. From 1991 to 1994, Ms. Proctor served as finance director of certain divisions of The Walt Disney Company, a diversified worldwide entertainment company. Ms. Proctor currently serves on the Board of Directors of Och-Ziff Capital Management Group and SunEdison, Inc. Ms. Proctor previously served on the Board of Directors of Kaiser Aluminum Corporation from 2006 to 2009. Ms. Proctor holds a B.S. in Business Management from the University of South Dakota and an M.B.A. from California State University East Bay.

The Board of Directors concluded that Ms. Proctor should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Management experience
•	Experience as a chief financial officer
•	Expertise and experience in the banking and investment management industries
•	Professional and educational background

Charles J. Toeniskoetter, age 70, has been a director of Redwood since 1994. Mr. Toeniskoetter is Chairman of Toeniskoetter Development, Inc., a company that has developed, owns, and manages over $250 million of commercial and industrial real estate properties, and Chairman and CEO of Toeniskoetter Construction, Inc. Mr. Toeniskoetter serves on the Board of Directors of Heritage Commerce Corp., (NASDAQ: HTBK), as well as a number of community organizations. Mr. Toeniskoetter holds a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from the Stanford University Graduate School of Business.

The Board of Directors concluded that Mr. Toeniskoetter should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes, including experience as a chief executive officer
•	Management and entrepreneurial experience
•	Experience as director of public companies
•	Expertise and experience in the commercial real estate industry
•	Expertise and experience in the banking and investment management industries
•	Professional and educational background

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors currently consists of nine directors. Our Board of Directors has established three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The membership of each committee and the function of each committee are described below. Each of the committees has adopted a charter and the charters of all committees are available on our website and in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

Our Board of Directors held a total of six meetings during 2014. The non-employee directors of Redwood met in executive session at each of the six meetings during 2014. Mr. Baum presided at executive sessions of the independent directors. No director attended fewer than 75% of the meetings of the Board of Directors and the committees on which he or she served and all of our directors attended last year’s annual meeting of stockholders in person.

Audit Committee

We have a separately-designed Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee provides oversight regarding accounting, auditing, risk management, and financial reporting practices of Redwood. The Audit Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE and the rules of the SEC. Our Board of Directors has determined that all members of the Audit Committee are “financially literate” within the meaning of the applicable regulations and standards and has designated Ms. Proctor as an “audit committee financial expert” within the meaning of the applicable regulations and standards. The Audit Committee met four times in 2014 in order to carry out its responsibilities, as discussed below under “Audit Committee Matters — Audit Committee Report.”

Compensation Committee

The Compensation Committee reviews and approves Redwood’s compensation philosophy, reviews the competitiveness of Redwood’s compensation practices, as well as risks that may arise from those practices, determines and approves the annual base salaries and incentive compensation paid to our executive officers, approves the terms and conditions of proposed incentive plans applicable to our executive officers and other employees, approves and oversees the administration of Redwood’s employee benefit plans, and reviews and approves hiring and severance arrangements for our executive officers. The Compensation Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE, are “non-employee directors” within the meaning of the rules of the SEC, and are “outside directors” within the meaning of the rules of the Internal Revenue Service (the IRS). The Compensation Committee met four times in 2014 in order to carry out its responsibilities as more fully discussed below under “Executive Compensation — Compensation Discussion and Analysis.”

Governance and Nominating Committee

The Governance and Nominating Committee reviews and considers corporate governance guidelines and principles, evaluates potential director candidates and recommends qualified candidates to the full Board, reviews the management succession plan and evaluates executives in connection with succession planning, and oversees the evaluation of the Board of Directors. The Governance and Nominating Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE. The Governance and Nominating Committee met four times in 2014 in order to carry out its responsibilities.

Committee Members

The current members of each of the three standing committees are listed below, with the Chair appearing first.

Audit	Compensation	Governance and Nominating
Greg H. Kubicek	Georganne C. Proctor	Jeffrey T. Pero
Mariann Byerwalter	Richard D. Baum	Richard D. Baum
Karen R. Pallotta	Mariann Byerwalter	Greg H. Kubicek
Georganne C. Proctor	Karen R. Pallotta	Charles J. Toeniskoetter
Charles J. Toeniskoetter	Jeffrey T. Pero

DIRECTOR COMPENSATION

Information on our non-employee director cash compensation to be paid in 2015 is set forth in the table below.

Annual Retainer	$75,000	*
Committee Meeting Fee (in person attendance)	$2,000
Committee Meeting Fee (telephonic attendance)	$1,000

*	The Chairs of the Audit Committee and the Compensation Committee each receive an additional annual cash retainer of $20,000 and the Chair of the Governance and Nominating Committee receives an additional annual cash retainer of $15,000. The Chairman of the Board of Directors receives an additional annual cash retainer of $50,000 per annum.

Non-employee directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings, as well as for their and, in some cases, their guest’s attendance at other Redwood-related meetings or events. Non-employee directors may also be reimbursed for out-of-pocket expenses incurred in attending conferences or educational seminars that relate to their Board service.

Non-employee directors are also granted deferred stock units (or comparable equity-based awards) each year at the time of the annual meeting of stockholders. The number of deferred stock units granted is determined by dividing $85,000 by the closing price of Redwood’s common stock on the NYSE on the day of grant (and rounding to the nearest whole share amount). Non-employee directors may also be granted equity-based awards upon their initial election to the Board. Deferred stock units may be credited under our Executive Deferred Compensation Plan. These deferred stock units are fully vested upon grant, although they are generally subject to a mandatory four-year holding period. Dividend equivalent rights on deferred stock units are generally paid in cash to directors on each dividend distribution date.

Each director may elect to defer receipt of cash compensation or dividend equivalent rights through our Executive Deferred Compensation Plan. Cash balances in the Executive Deferred Compensation Plan are unsecured liabilities of Redwood and are utilized by Redwood as available capital to fund investments and operations. Based on each director’s election, deferred compensation can either be deferred into a cash account and earn a rate of return that is equivalent to 120% of the applicable long-term federal rate published by the IRS compounded monthly or be deferred into deferred stock units which will, among other things, entitle them to receive dividend equivalent rights related to those units.

The following table provides information on non-employee director compensation for 2014, which compensation was paid in accordance with the 2014 director compensation policy disclosed in Redwood’s 2014 annual proxy statement or in accordance with the changes to that policy subsequently approved by the Board. Director compensation is set by the Board and is subject to change. Directors who are employed by Redwood do not receive any compensation for their Board activities.

Non-Employee Director Compensation — 2014(1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Richard D. Baum	$140,000	$84,991	—	$224,991
Douglas B. Hansen	$105,000	$84,991	—	$189,991
Mariann Byerwalter	$85,000	$84,991	—	$169,991
Greg H. Kubicek	$110,000	$84,991	—	$194,991
Karen R. Pallotta	$2,663	$35,629	—	$38,292
Jeffrey T. Pero	$105,000	$84,991	—	$189,991
Georganne C. Proctor	$99,000	$84,991	—	$183,991
Charles J. Toeniskoetter	$90,000	$84,991	—	$174,991

(1)	The table does not include dividend equivalent rights paid on deferred stock units, as the value of the dividend equivalent rights was factored into the grant date fair value of the original deferred stock unit awards in accordance with FASB Accounting Standards Codification Topic 718.
(2)	Fees earned are based on the following standard compensation arrangements in place for 2014: (i) annual cash retainer of $70,000; (ii) additional annual retainer for the Chairman of the Board of $50,000; (iii) additional annual retainer for the Vice-Chairman of the Board of $20,000; (iv) additional annual retainer for Audit Committee Chair and Compensation Committee Chair of $20,000; (v) additional annual retainer for Governance and Nominating Committee Chair of $15,000; (vi) committee meeting fee (in person attendance) of $2,000 per meeting; and (vii) committee meeting fee (telephonic attendance) of $1,000 per meeting.
(3)	Stock awards consisted of an annual grant of vested deferred stock units. Value of deferred stock units awarded was determined in accordance with FASB Accounting Standards Codification Topic 718.
(4)	As of December 31, 2014, the aggregate number of stock awards outstanding for each non-employee director was as follows: Richard D. Baum had 19,077 vested deferred stock units (DSUs); Douglas B. Hansen had 19,077 vested DSUs; Mariann Byerwalter had 19,077 vested DSUs; Greg H. Kubicek had 77,138 vested DSUs; Karen R. Pallotta had 1,777 vested DSUs; Jeffrey T. Pero had 25,936 vested DSUs; Georganne C. Proctor had 50,365 vested DSUs; and Charles J. Toeniskoetter had 19,077 vested DSUs.
(5)	Certain non-employee directors brought a guest to the annual retreat of Redwood’s Board of Directors, at a cost per guest of less than $2,000 and at an aggregate cost to Redwood for all guests of less than $4,000.

The following table provides information on stock unit distributions to non-employee directors from our Executive Deferred Compensation Plan in 2014. Stock units distributed represent compensation previously awarded in prior years and were reported as director or executive compensation in those prior years.

Name	Stock Units Distributed (#)	Aggregate Value of Stock Units Distributed ($)(1)
Richard D. Baum(2)	3,976	$86,680
Douglas B. Hansen(2)	3,976	$86,680
Mariann Byerwalter(2)	3,976	$86,680
Charles J. Toeniskoetter(2)	3,976	$86,680

(1)	The aggregate value of stock units distributed is calculated by multiplying the number of stock units distributed by the fair market value of Redwood common stock on the date of distribution.
(2)	Deferred stock units distributed in 2014 were originally awarded in 2010.

EXECUTIVE OFFICERS

Executive officers of Redwood as of the date of this Proxy Statement are listed in the table below. For purposes of this Proxy Statement, each of Mr. Hughes, Mr. Nicholas, Mr. Abate, Mr. Matera and Mr. Stone were Named Executive Officers (NEOs) for 2014.

Name	Position with Redwood as of December 31, 2014	Age
Marty Hughes	Chief Executive Officer	57
Brett D. Nicholas	President	46
Christopher J. Abate	Chief Financial Officer	35
Fred J. Matera	Chief Investment Officer	51
Andrew P. Stone	General Counsel & Secretary	43

Executive officers of Redwood serve at the discretion of our Board of Directors. Biographical information regarding Mr. Hughes is provided in the preceding pages. Biographical information regarding Mr. Nicholas, Mr. Abate, Mr. Matera, and Mr. Stone is set forth below.

Brett D. Nicholas, age 46, has served as President since January 2012. Mr. Nicholas served as Executive Vice President and Chief Operating Officer from May 2010 to January 2012 and Chief Investment Officer from 2007 to January 2012. Mr. Nicholas also served as Co-Chief Operating Officer from 2007 to May 2010 and Vice President of Redwood from 1996 to 2007. Mr. Nicholas is responsible for managing Redwood’s Residential and Commercial businesses, operations and investment activity. Prior to joining Redwood, he was Vice President of Secondary Marketing at California Federal Bank, FSB and Vice President of Secondary Marketing at Union Security Mortgage. Mr. Nicholas holds a B.A. in economics from the University of Colorado at Boulder and is a graduate of the Stanford University Executive Program.

Christopher J. Abate, age 35, has served as Chief Financial Officer since March 2012. Mr. Abate also served as Redwood’s Controller from January 2009 until March 2013 and has been employed by Redwood since April 2006. Prior to being named Controller, Mr. Abate served as a Vice President beginning in December 2007 and as a Managing Director since December 2008, with responsibility during the majority of that time for Redwood’s accounting and financial reporting functions. Before joining Redwood, Mr. Abate was employed by PricewaterhouseCoopers LLP as an auditor and consultant. He holds a B.A. in accounting and finance from Western Michigan University, an M.B.A. from the University of California at Berkeley and Columbia University, and is a certified public accountant.

Fred J. Matera, age 51, joined Redwood Trust in 2008 as Managing Director and since 2012 has served as the Chief Investment Officer (CIO) responsible for Redwood’s residential and commercial investment and capital markets activities. Prior to joining Redwood, and since the spring of 2001, Mr. Matera was a Managing Director and Co-Head of Structured Credit at RBS Greenwich Capital. He began his career in finance in 1989 as a mortgage trader, and has held a number of fixed income trading positions in financial services firms, including Goldman Sachs, DLJ, and First Boston. Prior to graduating from business school, Mr. Matera was an analyst at the Federal Reserve Bank of New York. Mr. Matera has a B.A. in economics from Tufts University, and an M.B.A. in finance from The Wharton School of the University of Pennsylvania.

Andrew. P. Stone, age 43, has served as General Counsel and Managing Director since December 2008. Prior to joining Redwood, he served as Deputy General Counsel of Thomas Weisel Partners Group, Inc. from 2006 to 2008 and between 1996 and 2006 practiced corporate and securities law at Sullivan & Cromwell LLP and Brobeck, Phleger & Harrison LLP. Mr. Stone holds a B.A. in mathematics and history from Kenyon College and a J.D. from New York University School of Law.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information, as of March 16, 2015, on the beneficial ownership of our common stock by our current directors and executive officers, and by all of these directors and executive officers as a group. As indicated in the notes, the table includes common stock equivalents held by these individuals through Redwood-sponsored benefits programs. Except as otherwise indicated and for such power that may be shared with a spouse, each person has sole investment and voting power with respect to the shares shown to be beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC.

Executive Officers	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)
Marty Hughes(3)	958,181	1.14%
Brett D. Nicholas(4)	681,459	*
Christopher J. Abate(5)	66,221	*
Fred J. Matera(6)	207,284	*
Andrew P. Stone(7)	113,441	*

Non-Employee Directors
Richard D. Baum(8)	37,811	*
Douglas B. Hansen(9)	333,446	*
Mariann Byerwalter(10)	24,454	*
Greg H. Kubicek(11)	173,129	*
Karen R. Pallotta(12)	1,777	*
Jeffrey T. Pero(13)	39,503	*
Georganne C. Proctor(14)	60,210	*
Charles J. Toeniskoetter(15)	49,536	*
All directors and executive officers as a group (13 persons)(16)	2,746,452	3.23%

*	Less than 1%.
(1)	Represents shares of common stock outstanding and common stock underlying vested performance stock units and deferred stock units that have vested or will vest within 60 days of March 16, 2015.
(2)	Based on 83,563,540 shares of our common stock outstanding as March 16, 2015.
(3)	Includes 340,600 shares of common stock, 263,788 vested performance stock units, and 353,793 deferred stock units that have vested or will vest within 60 days of March 16, 2015.
(4)	Includes 271,770 shares of common stock, 188,849 vested performance stock units, and 220,840 deferred stock units that have vested or will vest within 60 days of March 16, 2015.
(5)	Includes 7,021 shares of common stock and 59,200 deferred stock units that have vested or will vest within 60 days March 16, 2015.
(6)	Includes 40,029 shares of common stock, 71,943 vested performance stock units, and 95,312 deferred stock units that have vested or will vest within 60 of March 16, 2015.
(7)	Includes 22,233 shares of common stock, 38,969 vested performance stock units, and 52,239 deferred stock units that have vested or will vest within 60 days of March 16, 2015.
(8)	Includes 18,734 shares of common stock and 19,077 vested deferred stock units.
(9)	Includes 314,369 shares of common stock and 19,077 vested deferred stock units.
(10)	Includes 5,377 shares of common stock and 19,077 vested deferred stock units.
(11)	Includes 94,079 shares of common stock held in direct ownership, living trusts and through an unaffiliated pension plan, 1,912 shares held of record by Mr. Kubicek’s spouse, and 77,138 vested deferred stock units.
(12)	Includes 1,777 vested deferred stock units.
(13)	Includes 13,567 shares of common stock and 25,936 vested deferred stock units.

(14)	Includes 9,845 shares held in the Proctor Trust and 50,365 vested deferred stock units.
(15)	Includes 30,459 shares with respect to which Mr. Toeniskoetter has voting and investment power that are held in the Toeniskoetter & Breeding, Inc. Development Profit Sharing Trust and 19,077 vested deferred stock units.
(16)	Includes 1,169,995 shares of common stock, 563,549 vested performance stock units, and 1,012,908 vested deferred stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of the dates noted below, with respect to shares of our common stock owned by each person or entity known by us to be the beneficial owner of approximately 5% or more of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)
FMR LLC(2)	6,959,754	8.33%
BlackRock, Inc.(3)	6,751,031	8.08%
Weitz Investment Management, Inc.(4)	6,322,495	7.57%
Capital World Investors(5)	5,906,777	7.07%
T. Rowe Price Associates, Inc.(6)	4,919,525	5.89%
The Vanguard Group(7)	4,896,927	5.86%
Wells Fargo & Company(8)	4,528,635	5.42%
Janus Capital Management LLC(9)	4,413,284	5.28%

(1)	Based on 83,563,540 shares of our common stock outstanding as March 16, 2015.
(2)	Address: 245 Summer Street, Boston, Massachusetts 02210. The information in the above table and this footnote concerning the shares of common stock beneficially owned by FMR LLC (FMR) is based on the amended Schedule 13G filed by FMR with the SEC on February 13, 2015, which indicates that FMR and certain other subsidiary entities make aggregate reports on Schedule 13G and that the such entities, in the aggregate, have sole dispositive power with respect to 6,959,754 shares and sole voting power with respect to 3,278,314 shares.
(3)	Address: 55 East 52nd Street, New York, New York 10022. The information in the above table and this footnote concerning the shares of common stock beneficially owned by BlackRock, Inc. (BlackRock) is based on the amended Schedule 13G filed by BlackRock with the SEC on January 23, 2015, which indicates that BlackRock and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have sole dispositive power with respect to 6,751,031 shares and sole voting power with respect to 6,553,871 shares.
(4)	Address: 1125 South 103rd Street, Suite 200, Omaha, Nebraska 68124. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Weitz Investment Management, Inc. (Weitz Inc.) and Wallace R. Weitz (Weitz) is based on the amended Schedule 13G filed by Weitz with the SEC on January 12, 2015. The aggregate number of shares of common stock reported as beneficially owned by Weitz Inc. includes 6,322,495 shares with respect to which Weitz has shared dispositive power and shared voting power.
(5)	Address: 333 South Hope Street, Los Angeles, California 90071. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Capital World Investors (Capital World), a division of Capital Research and Management Company (CRMC), is based on the Schedule 13G filed by Capital World with the SEC on February 13, 2015, which indicates that Capital World has sole voting and dispositive power with respect to 5,906,777 shares. Capital World is deemed to be the beneficial owner of these securities as a result of CRMC acting as investment advisor to various registered investment companies.
(6)	Address: 100 East Pratt Street, Baltimore, Maryland 21202. The information in the above table and this footnote concerning the shares of common stock beneficially owned by T. Rowe Price Associates, Inc. (Price Associates) is based on the amended Schedule 13G filed by Price Associates with the SEC on February 10, 2015, which indicates that Price Associates has sole dispositive power with respect to 4,919,525 shares and sole voting power with respect to 1,306,825 shares. These securities are owned by various individual and institutional investors to which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(7)	Address: 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The information in the above table and this footnote concerning the shares of common stock beneficially owned by The Vanguard Group (Vanguard) is based on the amended Schedule 13G filed by Vanguard with the SEC on February 10, 2015, which indicates that Vanguard and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have sole dispositive power with respect to 4,787,537 shares, shared dispositive power with respect to 109,390 shares and sole voting power with respect to 116,590 shares.
(8)	Address: 420 Montgomery Street, San Francisco, California 94104. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Wells Fargo & Company (Wells Fargo) is based on the amended Schedule 13G filed by Wells Fargo with the SEC on February 13, 2015, which indicates that Wells Fargo and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have shared dispositive power with respect to 4,499,883 shares, sole dispositive power with respect to 28,752 shares, shared voting power with respect to 4,180,905 shares and sole voting power with respect to 28,752 shares.
(9)	Address: 151 Detroit Street, Denver, Colorado 80206. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Janus Capital Management LLC (Janus) is based on the Schedule 13G filed by Janus with the SEC on February 18, 2015, which indicates that Janus and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have shared voting and dispositive power with respect to 4,413,284 shares. As a result of their role as registered investment advisers, Janus and certain of its subsidiary entities may be deemed to be the beneficial owner of such securities, but disclaim beneficial ownership of such securities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

In accordance with SEC regulations, this CD&A is focused on the compensation of Redwood’s Named Executive Officers (NEOs) for 2014, although it also provides some general discussion and analysis of aspects of Redwood’s compensation programs, plans, and practices that apply to all of Redwood’s officers and employees. Under SEC regulations, Redwood had five NEOs for 2014, which are listed below with their current titles:

•	Marty Hughes, Chief Executive Officer
•	Brett D. Nicholas, President
•	Christopher J. Abate, Chief Financial Officer
•	Fred J. Matera, Chief Investment Officer
•	Andrew P. Stone, General Counsel

Redwood’s NEOs accounted for five of Redwood’s 221 employees as of December 31, 2014.

Compensation Committee

The Compensation Committee (the Committee) of Redwood’s Board of Directors consists exclusively of independent directors as defined by the New York Stock Exchange (NYSE). The Committee acts on behalf of Redwood’s Board of Directors in administering Redwood’s executive compensation plans and programs.

The Committee currently consists of Georganne C. Proctor (Chair), Richard D. Baum, Mariann Byerwalter, Karen R. Pallotta, and Jeffrey T. Pero. The Committee met four times in 2014 and has met one time to date in 2015.

The Committee is committed to providing disclosure within this Compensation Discussion and Analysis (CD&A) that gives insight into the process by which it arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, this CD&A describes:

•	The Committee’s process for reviewing the components of the compensation of the Chief Executive Officer (CEO) and that of the other NEOs.
•	The rationale for the different elements of the NEOs’ compensation and Redwood’s compensation philosophy, objectives, and methodology for competitive benchmarking, including the use of a peer group.
•	The performance measures and goals used for performance-based compensation and factors taken into account in the Committee’s determination of whether those measures and goals were satisfied.
•	The severance and change of control payments that certain executives may become entitled to under certain circumstances.
•	The role of the Committee’s independent compensation consultant.

Each year the Committee reviews Redwood’s compensation philosophy and its executive compensation plans and programs. After taking into account both feedback from stockholders obtained during shareholder outreach efforts and the outcome of recent stockholder advisory votes on executive compensation (commonly referred to as “say-on-pay” votes), the Committee makes compensation determinations it believes are necessary or appropriate in light of its executive compensation objectives. The Executive Summary set forth below highlights some of the key determinations made by the Committee with respect to 2014 executive compensation, as well some of the key factors that were taken into account in making those determinations.

Executive Summary of CD&A

Compensation Philosophy.  Redwood has adopted a performance-based compensation philosophy for its executive officers, which are the CEO and the four other Named Executive Officers (NEOs). Under that philosophy, Redwood seeks to provide incentives to achieve both short-term and long-term business objectives, align the interests of the CEO and the other NEOs with the interests of Redwood’s long-term stockholders, and ensure that Redwood can hire and retain talented individuals in a competitive marketplace.

Elements of Executive Compensation.  The CEO and the other NEOs are compensated through a combination of:

•	Base salary;
•	Performance-based annual bonus, which consists of two components:
º	the company performance component; and
º	the individual performance component;
•	Long-term equity-based incentive awards, which consist of two components:
º	performance stock units (PSUs), which vest based on the level of Redwood’s total stockholder return (TSR) over a three-year period and generally account for 50% of long-term equity-based incentive award values granted each year; and
º	deferred stock units (DSUs), which vest over a four-year period and generally account for 50% of long-term equity-based incentive award values granted each year; and
•	Other cash and non-cash benefits, such as limited matching payments on contributions made to Redwood’s deferred compensation and 401(k) plans and coverage for themselves and their families under Redwood’s medical, dental, and vision health insurance plans.

Results of Prior Say-on-Pay Votes; Outreach to Stockholders Regarding Executive Compensation.  Over the past four years, since the inception of “Say-on-Pay” voting, Redwood’s stockholders have consistently approved annual non-binding resolutions to approve NEO compensation, with support of 93%, 91%, 96%, and 80% of votes cast in 2011 through 2014, respectively. The Committee takes these voting results into account each year as it reviews Redwood’s compensation philosophy and practices.

In addition, the Chair of the Committee, together with members of Redwood’s management, have engaged in stockholder outreach efforts to review, discuss, and solicit feedback on Redwood’s compensation philosophy and practices. These outreach efforts have taken the form of telephone conferences with both institutional and individual stockholders in advance of Redwood’s 2014 annual stockholders’ meeting, as well as in-person outreach meetings during October 2014 and January 2015 with some of Redwood’s most significant institutional stockholders:

•	In advance of Redwood’s 2014 annual stockholders’ meeting, telephone conferences took place with approximately 45 different institutional and individual stockholders that it was estimated then held approximately 85% of Redwood’s outstanding common stock; and
•	During October 2014 and January 2015, in-person meetings that included the Committee Chair took place with representatives of seven different institutional stockholders that it was estimated then held approximately 25% of Redwood’s outstanding common stock.

The Committee believes that this ongoing stockholder outreach process results in a more detailed understanding of recent Say-on-Pay voting results and provides a forum for valuable feedback from stockholders regarding their views on executive compensation philosophy and practices.

Redwood’s Say-on-Pay voting results over the past four years, as well as feedback received during recent shareholder outreach efforts, reflect strong support for Redwood’s approach to executive compensation and were factors considered by the Committee in deciding to maintain during 2014 the basic structure of Redwood’s performance-based compensation for executive officers that has consistently been in place over this four-year period.

Redwood’s Business.  Redwood is an internally-managed company that focuses on investing in a portfolio of mortgage- and other real estate-related assets and engaging in residential and commercial mortgage banking activities. Redwood seeks to invest in real estate-related assets that have the potential over time to generate attractive risk-adjusted cash flow returns on the capital invested and to generate income and create investments for its portfolio through mortgage banking activities. This business model provides Redwood the opportunity to profit from a range of residential and commercial mortgage-related business and investing activities.

Redwood operates its business primarily through three operating business segments:

•	Residential mortgage banking. This segment primarily consists of operating a residential mortgage loan platform. This platform is the operational infrastructure (including business and service provider relationships, financing and hedging facilities, information technology, and human resources) Redwood relies on to engage in the business of acquiring residential loans from third-party originators and then selling, financing, or securitizing those loans. Redwood securitizes residential loans through transactions it sponsors through its Sequoia securitization program and each Sequoia securitization transaction results in the issuance of Sequoia-branded residential mortgage-backed securities (“RMBS”). Sequoia RMBS that Redwood retains for long-term investment include credit-sensitive securities held in the residential investments segment, described below.
•	Residential investments. This segment consists of management of a portfolio of investments in RMBS retained from Sequoia securitizations, as well as RMBS issued by third parties and other assets. The returns earned on many of these RMBS investments are driven primarily by the credit performance of the underlying residential mortgages. This segment also includes investments in mortgage servicing rights (“MSRs”) associated with residential loans, as well as residential loans acquired and held for investment.
•	Commercial mortgage banking and investments. This segment consists of a commercial mortgage banking operation, as well as management of a portfolio of held-for-investment commercial real estate loans. Redwood originates commercial real estate mortgage loans and provides other forms of commercial real estate financing. Redwood sells the senior commercial real estate loans it originates to third parties (which are then typically included in their securitization transactions) and the mezzanine and subordinate loans it originates are generally held for investment.

Redwood’s Financial Performance in 2014.  In 2014:

•	Redwood’s net income was approximately $101 million, as reported under generally accepted accounting principles (GAAP).
•	Redwood earned an 8.0% return-on-equity (ROE), based on its 2014 GAAP financial results.
•	Redwood earned a 9.2% adjusted return-on-equity (AROE), a non-GAAP financial metric that is further described below.
•	Redwood paid a total of $1.12 per share in dividends (a dividend of $0.28 per share per quarter).
•	Redwood’s total stockholder return (TSR) was approximately 7.9%.
º	Over the 2012 – 2014 three-year period, Redwood’s cumulative TSR was approximately 134%, representing an annualized rate of approximately 32.7%.

Financial Performance Target for 2014.  Redwood’s 2014 financial performance exceeded the financial performance target established by the Committee at the beginning of 2014. For 2014, the Committee had provided that the company performance component of annual bonuses for the CEO and the other NEOs would not be paid at above-target levels unless Redwood’s adjusted return-on-equity (AROE) for 2014 exceeded 8.75%. As noted above, for 2014, Redwood’s AROE was 9.2%.

AROE is the financial metric that the Committee has consistently used from year-to-year to determine the company performance component of annual bonuses for the CEO and the other NEOs. AROE is a non-GAAP financial performance measure that reflects income earned on invested equity capital by excluding certain unrealized mark-to-market gains and losses from equity. The Committee believes that AROE provides an appropriate measure of financial performance for a company like Redwood, whose primary source of earnings is income from investments in real estate-related assets and mortgage banking activities, and it is a performance metric that is correlated with long-term stockholder returns. Redwood’s AROE is reconciled to ROE determined in accordance with GAAP in Annex A to this Proxy Statement.

The Committee set the AROE performance target during the first quarter of 2014, after consideration of various factors and after consultation with the full Board of Directors. The Committee’s process for establishing this performance target includes a review of, among other things, risk-free interest rates, the risk-adjusted premium to risk-free rates that would represent attractive financial performance for Redwood, the anticipated financial and operating environment for Redwood in the upcoming year, and Redwood’s long-term strategic position and goals.

2014 Performance-Based Annual Bonus Compensation.  In accordance with Redwood’s pay-for-performance philosophy, 2014 annual bonus compensation for the CEO and the other NEOs was primarily determined by Redwood’s 2014 financial performance.

•	For 2014, an aggregate of approximately $4.3 million in annual bonus compensation was earned by the CEO and the other NEOs. Of this amount, a total of approximately $3.2 million, or approximately 75%, was directly based on Redwood’s 2014 financial performance as measured by AROE.
•	The other approximately $1.1 million of aggregate bonus compensation earned by the CEO and the other NEOs for 2014 was based on individual performance.

The annual bonus compensation paid to the CEO and the other NEOs declined sharply from 2013 to 2014, reflecting Redwood’s pay-for-performance philosophy. In 2013, Redwood’s AROE of 16.2% was significantly above the target established for 2013 by the Committee, resulting in 2013 performance-based annual bonuses that were also significantly above the target bonus levels established by the Committee for 2013. For 2014, Redwood’s AROE of 9.2% exceeded the target established for 2014 by the Committee, but not by the same margin as in 2013, resulting in 2014 performance-based annual bonuses that were significantly lower than 2013 annual bonuses.

Over the past several years, Redwood’s pay-for-performance philosophy has resulted in significant variability in the level of performance-based annual bonuses paid to the CEO and the other NEOs as the level of Redwood’s financial performance varied over the same period. The graphs below illustrate the correlation between Redwood’s financial performance, as measured by AROE, and the amount of performance-based annual bonuses paid to the CEO and all NEOs (including the CEO) as a group over the past four years, which are the full calendar years that Redwood’s current CEO has been in the CEO position (following the mid-year retirement in 2010 of Redwood’s prior CEO). Redwood’s AROE is reconciled to ROE determined in accordance with GAAP in Annex A to this Proxy Statement.

CEO’s Performance-Based Annual Bonus v. Redwood’s AROE

Aggregate NEOs’ Performance-Based Annual Bonuses v. Redwood’s AROE

Overall 2014 Compensation.  For 2014, the CEO and the other NEOs were provided a combination of different types of compensation in accordance with Redwood’s performance-based compensation philosophy in order to incentivize both short-term and long-term business objectives, as well as to ensure that Redwood’s compensation practices enable it to retain talented individuals in a competitive marketplace.

In particular, for 2014, approximately 57% of the CEO’s compensation, and 54% of the compensation of all NEOs (including the CEO) as a group, were long-term incentives in the form of equity-based awards that are subject to long-term vesting requirements. The Committee believes that delivering a significant portion of compensation in the form of these types of equity-based awards is appropriate to align the interests of the CEO and the other NEOs with those of long-term Redwood stockholders. The vesting and performance terms of these awards are summarized below; the same vesting and performance terms have been used consistently by the Committee over the past several years for long-term equity-based awards made to the CEO and the other NEOs.

•	One half of the equity award values granted to the CEO and the other NEOs as part of 2014 compensation were in the form of performance stock units (PSUs), which are performance-based awards with a target number of shares of underlying Redwood common stock that will vest at the end of a three-year performance period based on the extent to which total stockholder return (TSR) from December 2014 to December 2017 is positive:
º	If TSR over this three-year performance period is negative, then 0% of the PSUs will vest;
º	If TSR over this three-year performance period is 25%, then 100% of the PSUs will vest;
•	If TSR over this three-year performance period is between 0% and 25%, then between 0% and 100% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages;
º	If TSR over this three-year performance period is greater than or equal to 125%, then 200% of the PSUs will vest; and
•	If TSR over this three-year performance period is between 25% and 125%, then between 100% and 200% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages.
•	The other half of the equity award values granted to the CEO and the other NEOs as part of 2014 compensation were in the form of deferred stock units (DSUs), which are stock-based awards that vest on a pro-rata basis over a four-year period ending in December 2018. All of these DSUs, regardless of vesting, are required to be held until the conclusion of the four-year vesting period, exposing the value of these awards to the performance of Redwood’s stock over this four-year period.

The charts below illustrate how total 2014 compensation of the CEO and of all NEOs (including the CEO) as a group was allocated among the differing forms of compensation described above.

Adherence to “Best Practices” for Executive Compensation.  The Committee seeks to incorporate “best practices” into its executive compensation program that it believes reinforce the alignment of interests between executives and long-term stockholders. Feedback from stockholders obtained through the ongoing outreach efforts described above has been taken into account in adopting these practices, certain of which are summarized below:

•	Three- to four-year mandatory holding periods are imposed on long-term equity grants to the CEO and the other NEOs. (Further discussion of mandatory holding periods is set forth on pages 41 – 42 of this Proxy Statement.)
•	A “clawback” policy is maintained with respect to bonus and incentive payments made to the CEO and the other NEOs. (Further discussion of Redwood’s “clawback” policy is set forth on page 48 of this Proxy Statement.)
•	Robust executive stock ownership guidelines are in place for the CEO and the other NEOs. (Further discussion of Redwood’s executive stock ownership guidelines is set forth on pages 42 – 43 of this Proxy Statement.)
•	Redwood prohibits the use of margin, pledging, and hedging in respect of Redwood stock held by the CEO, the other NEOs, employees, and directors. (Further discussion of Redwood’s prohibitions on the use of margin, pledging, and hedging is set forth on pages 43 – 44 of this Proxy Statement.)
•	No single-trigger change-in-control benefits are provided to the CEO or any other NEO. (Further discussion of the absence of single-trigger provisions in Redwood’s change-in-control severance agreements is set forth on pages 46 – 47 of this Proxy Statement.)
•	Redwood does not provide excise tax gross-ups for any change-in-control benefits of payments made to the CEO or any other NEO. (Further discussion of the absence of excise tax gross-ups for change-in-control payments is set forth on page 47 of this Proxy Statement.)

End of Executive Summary of CD&A

Overall Compensation Philosophy and Objectives

Redwood has adopted a performance-based compensation philosophy for its executive officers that seeks to provide incentives to achieve both short-term and long-term business objectives, align the interests of executive officers with those of long-term stockholders, and ensure that Redwood can hire and retain talented individuals in a competitive marketplace. The Committee is responsible for evaluating Redwood’s executive compensation programs, plans, and practices to ensure that they provide proper incentives and appropriately support corporate performance without creating risks that are likely to have a material adverse effect on Redwood.

Redwood’s executive compensation objectives are as follows:

•	Attract and retain highly qualified and productive executives.
•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and a long-term basis, with an emphasis on the long-term.
•	Reinforce the linkage between the interests of Redwood’s executives and its long-term stockholders through ownership of Redwood stock by executives and by rewarding stockholder value creation.
•	Ensure that compensation levels are competitive.

Stockholders’ Previous “Say-on-Pay” Votes;
Outreach to Stockholders Regarding Executive Compensation;
Committee’s Annual Review of Executive Compensation Program

Over the past four years, since the inception of “Say-on-Pay” voting at Redwood’s annual stockholders’ meetings, Redwood’s stockholders have consistently approved annual non-binding resolutions to approve NEO compensation (also referred to as “Say-on-Pay” votes), with support of 93%, 91%, 96%, and 80% of votes cast in 2011 through 2014, respectively. The Committee takes these voting results into account each year as it reviews Redwood’s compensation philosophy and practices. In particular, the Committee believes that these voting results over the past four years reflect strong support for Redwood’s approach to executive compensation and this was one of the factors the Committee took into account in deciding to maintain during 2014 the basic structure of Redwood’s performance-based compensation for executive officers that has consistently been in place over this four-year period. In the future, the Committee will continue to consider the outcome of the annual “Say-on-Pay” vote when making compensation decisions regarding executive officers. The Board previously determined to hold an advisory Say-on-Pay vote on the compensation of our NEOs every year. Accordingly, we expect that our next Say-on-Pay proposal (following our 2015 stockholders’ meeting) will be submitted to our stockholders for an advisory vote at the annual meeting of our stockholders in 2016.

Over the past year, the Chair of the Committee, together with members of Redwood’s management, also engaged in stockholder outreach efforts to review, discuss, and solicit feedback on Redwood’s compensation philosophy and practices. These outreach efforts have taken the form of telephone conferences with stockholders in advance of Redwood’s 2014 annual stockholders’ meeting, as well as in-person outreach meetings during October 2014 and January 2015 with some of Redwood’s most significant institutional stockholders. In particular, in advance of Redwood’s 2014 Annual Meeting, telephone conferences took place with more than 45 different stockholders that it was estimated then held approximately 85% of Redwood’s outstanding common stock. During October 2014 and January 2015, in-person meetings that included the Committee Chair took place with representatives of seven different institutional stockholders that it was estimated then held approximately 25% of Redwood’s outstanding common stock.

The Committee believes that this ongoing stockholder outreach process results in a more detailed understanding of recent “Say-on-Pay” voting results and provides a forum for valuable feedback from stockholders regarding their views on executive compensation philosophy and practices. The Committee believes stockholder outreach and feedback strengthens Redwood’s compensation program, as well as the Committee’s understanding of stockholders’ concerns and priorities with respect to compensation issues. In particular, feedback received from stockholders was one of the factors that the Committee took into account in deciding not to make any significant changes in 2014 to the basic structure of Redwood’s performance-based compensation for executive officers.

During 2014, the Committee, with input and guidance from its independent compensation consultant, Frederic W. Cook & Co., Inc. (Cook & Co.), engaged in a comprehensive review of the structure of Redwood’s executive compensation program. This included a review of the components of executive compensation, the mix of annual and long-term compensation, the peer group used for compensation benchmarking, the overall competitiveness of target levels of cash and equity-based compensation, and the mechanisms through which Redwood’s pay-for-performance philosophy are implemented. Determinations and decisions made as a result of this review are described throughout this CD&A.

Components of Compensation in 2014

In 2014, cash compensation for Redwood’s NEOs included a base salary and a performance-based annual bonus. Annual bonuses for 2014 were primarily determined based on company financial performance, with individual performance a secondary determinant. For each NEO, a target annual bonus amount was established at the beginning of 2014 that would be earned if company financial performance met a Committee-established target and the NEO’s individual performance merited target-level payment. In particular, one portion of each NEO’s annual bonus is determined based on company financial performance (referred to in this CD&A as the company performance component of target bonus or company performance bonus), and the other portion of each NEO’s annual bonus is determined based on individual performance (referred to in this CD&A as the individual performance component of target bonus or individual performance bonus).

The Committee generally intends that the base salary and annual bonus target for each NEO be appropriate in comparison to a market-based median benchmark, after taking into account factors such as the NEO’s role and responsibilities, competitive factors, and internal equity. In addition, the Committee believes that performance-based bonuses for each NEO should have adequate upside opportunity so that total annual compensation actually earned may reach the top-quartile of the market-based benchmark for strong performance.

The market-based benchmarks used by the Committee during 2014 were determined with the assistance of the Committee’s independent compensation consultant, Cook & Co., through a process that included reviewing compensation practices of a peer group of companies selected by the Committee (referred to in this CD&A as the peer group). Other market-based benchmarks used by the Committee were determined through the review of supplemental data relating to certain NEO positions provided to Cook & Co. by McLagan, a third party firm that is nationally recognized as qualified to provide such data. The peer group, the Committee’s process for selecting the peer group, and the other data used for benchmarking comparisons are further described on pages 31 – 33 of this Proxy Statement under the heading “Compensation Benchmarking for 2014.”

For 2014, the Committee had provided that the company performance component of annual bonuses for the NEOs would not be paid at above-target levels unless Redwood’s adjusted return-on-equity (Adjusted ROE) for 2014 exceeded 8.75%. Adjusted ROE is a non-GAAP performance measure that is defined and described on pages 33 – 36 of this Proxy Statement under the heading “2014 Performance-Based Annual Bonus Compensation.” For Adjusted ROE performance above, at, or below the target level, it is the Committee’s intention that the compensation program results in company performance bonus compensation for NEOs that is appropriately above, at, or below the amount that would be earned at the target level of performance, as applicable.

With respect to long-term equity-based compensation, the Committee generally makes annual awards to NEOs in amounts, and subject to terms and vesting conditions, that provide an incentive to create long-term stockholder value and align the interests of NEOs with the interests of Redwood’s long-term stockholders. At the same time, these awards are intended to ensure that overall compensation for NEOs is structured to provide performance-based compensation opportunities at levels that will be effective in retaining valued and productive executives. As a consequence, the Committee has generally granted annual incentive awards to NEOs at levels that exceed the market-based benchmark median, with the market-based benchmark determined in the same manner as described above with respect to base salary and target annual bonus. In particular, for 2014, the value of annual long-term equity-based compensation granted to NEOs was determined after taking into account the Committee’s philosophy that:

•	Competitive pressure on NEO compensation levels (from higher-paying related market sectors) that results from Redwood using a median market-based benchmark as a reference point for establishing each NEO’s base salary and target level of annual performance-based bonuses should be addressed with competitive long-term equity-based awards.
º	After taking into account compensation levels within higher-paying related market sectors not included in the peer group and not reflected in the market-based benchmarks, annual long-term equity-based compensation values when combined with annual target cash compensation amounts are generally targeted to be in a median range.
•	The terms and vesting conditions of long-term equity-based awards should result in NEO compensation earned and realized from long-term equity-based awards that correlates with long-term stockholder value creation through dividend distributions and share-price growth over, at a minimum, three years.
º	In particular, one half of the equity award values granted to the NEOs should be in the form of PSUs with vesting conditions that result in forfeiture of the award if TSR over the performance period is not positive.
•	Determinations regarding the value of long-term equity-based awards made to NEOs should also take into account Redwood’s performance and each NEO’s individual performance.

NEOs are provided with other benefits that are also generally provided to other employees of Redwood. These benefits, which are further described below on page 46 within this CD&A, include standard health and welfare benefits and the ability to participate in Redwood’s 401(k) Plan and Employee Stock Purchase Plan. In addition, NEOs may participate in Redwood’s Executive Deferred Compensation Plan and certain NEOs are entitled to severance and change in control benefits in the circumstances described below on pages 46 – 47 within this CD&A under the heading “Severance and Change of Control Arrangements.”

Determination of Compensation for 2014

Each year the Committee makes determinations regarding the compensation of Redwood’s NEOs. The process for determining NEO compensation is dynamic and compensation levels are evaluated each year, with the Committee having the authority to re-examine and adjust any aspect of the compensation program or process it may determine to be necessary or appropriate to take into account changing circumstances throughout the year. As in prior years, during 2014 the Committee directly engaged and used the services of a nationally recognized compensation consultant, Cook & Co., to assist it in, among other things, determining the elements of compensation and providing benchmarking analyses. Cook & Co. reports directly to the Committee and acts as the Committee’s consultant regarding director and executive officer compensation- related matters. Cook & Co. is not retained by Redwood or its management in any other capacity and the Committee has the sole authority to establish and terminate the relationship with Cook & Co. In addition, the Committee conducted an assessment of the independence of Cook & Co. and concluded that no conflict of interest currently exists or existed in 2014 that would result in Cook & Co. not being able to provide advice to the Committee independently from management.

On an annual basis, Cook & Co. reviews the compensation program for Redwood’s executive officers with the Committee and assesses the competitiveness of compensation levels and targets to evaluate whether the program is aligned with Redwood’s compensation philosophy. Cook & Co. also provided the Committee with data regarding compensation practices among the peer group and analyzed the competitiveness of compensation levels and targets of each NEO. The analysis covers all elements of direct compensation, including base salary, annual incentives, and long-term incentives, and also reviews benefit and perquisite offerings of Redwood, as well as total Redwood equity ownership by each NEO (and the value of that equity ownership at different share prices). Cook & Co.’s analysis assists the Committee in understanding the extent to which different components of each NEO’s compensation are above or below benchmark market levels and in understanding the year-to-year changes in awarded, accumulated, and potential NEO compensation.

In addition, Cook & Co. assists the Committee in determining the form and structure of the compensation programs adopted by Redwood. Based on the Committee’s judgment, and reflecting input from Cook & Co., the compensation package for each NEO consists of a base salary, a performance-based annual bonus, and a long-term equity-based award. A significant portion of NEO compensation is allocated to the variable annual bonus and the long-term equity-based award to appropriately align total executive compensation with Redwood’s financial performance and each NEO’s individual performance. Each of these compensation elements is reviewed by the Committee annually with respect to each NEO.

As part of its process for making compensation determinations for NEOs at the end of 2014, the Committee considered the following:

•	Mr. Hughes and Mr. Nicholas each provided the Committee with a self-evaluation of their performance and Mr. Hughes provided the Committee with his recommendation with respect to the compensation of Mr. Nicholas;
•	Mr. Hughes and Mr. Nicholas made joint recommendations with respect to the compensation of all of the other NEOs;
•	Each other NEO also provided a self-assessment of their individual performance over the year; and
•	Cook & Co. provided directional recommendations regarding the components of the compensation for each of the NEOs based on peer comparisons, other supplemental benchmarking data, and Redwood’s compensation philosophy.

Compensation Benchmarking for 2014

As in prior years, in 2014 the Committee asked Cook & Co. to conduct a market pay analysis with respect to various compensation matters, including compensation of NEOs. Cook & Co.’s market pay analysis relied on publicly disclosed executive compensation data from the peer group, as well as supplemental data provided by McLagan, a third party firm that is nationally recognized as qualified to provide such data. The supplemental data was obtained because not all of the peer group companies publicly disclose executive compensation information for officers with responsibilities comparable to Redwood’s NEOs. In addition, the supplemental data provided insight into executive compensation practices at competitors that are externally managed and, therefore, do not generally publicly disclose all compensation of their named executive officers, as well as at private companies and divisions of larger public companies for which individual compensation data are not disclosed. The supplemental data provided by McLagan was reviewed and analyzed by Cook & Co., who advised the Committee that the information could reasonably be relied upon for its intended purpose. Redwood also uses compensation-related data and consulting services from McLagan and certain of its affiliates, including for benchmarking compensation for employees below the NEO level.

The Committee considers the use of market-based compensation analysis important for validating competitive positioning in attracting and retaining executive talent. Each year, as part of the competitive pay analysis, the Committee, after consultation with Cook & Co., designates a peer group. The peer group is intended to include companies with which Redwood competes for business and/or executive talent, and is determined using a pre-defined process and objective industry and size criteria, as detailed below.

The Committee recognizes that the peer group does not include generally higher-paying externally-managed REITs, private equity firms, and hedge funds with which Redwood must compete for executive talent. These organizations are not included because they have different business economics and pay models than Redwood and due to the fact that complete data regarding their compensation of executives is generally not publicly available. As noted above, the Committee reviewed with Cook & Co. supplemental compensation data for executives at externally-managed REITs and other relevant labor market competitors not included in the peer group in order to gain a more comprehensive understanding of the relevant labor market for Redwood’s NEOs.

The description and diagram below detail the process and objective criteria used to select the 2014 peer group of companies used for compensation benchmarking.

Step 1:	Begin with a broad database consisting of publicly traded, U.S.-based companies that are internally managed (externally-managed companies do not disclose comprehensive compensation data and are therefore excluded)

Step 2:	Identify REITs most similar to Redwood (i.e., direct peers), including REITs identified based on the following criteria:
•	Market capitalizations within a range of one-third to three times Redwood’s market capitalization (subject to reasonable exceptions for key business competitors)
•	Exclude all property REITs due to fundamental differences in the underlying business model

Step 3:	Identify other relevant business and labor-market competitors:
•	Identify Real Estate Management & Development, Diversified Financial Services, Consumer Finance, Capital Market, and Thrifts & Mortgage Finance companies based on Global Industry Classification Standard (GICS) codes, with net incomes and market capitalizations within a range of one-third to three-times Redwood’s
•	Remove bank holding companies and companies in the cash advance/pawn broker businesses, due to fundamental differences in the underlying business model

Step 4:	Select 15 to 25 companies for inclusion in the peer group:
•	Include all companies identified in Step 2
•	Include companies identified in Step 3 if they are: (1) included in the prior year’s peer group, or (2) commonly identified as a peer of Redwood’s direct peers (i.e., a peer of those companies identified in Step 2)
•	Add additional companies identified in Step 3 to: (1) ensure that the peer group sample size is sufficient (i.e., 15 to 25 total companies) and (2) position Redwood closer to the median on key size measures, focusing primarily on market capitalization and net income and secondarily on revenue and total assets

Based on the above-described methodology, the peer group of companies designated by the Committee in 2014 for use in the competitive pay analysis prepared by Cook & Co. consisted of the following 21 companies: AllianceBernstein Holding L.P., Capstead Mortgage Corporation, CBOE Holdings, Inc., Cohen & Steers, Inc., CYS Investments, Inc., Dynex Capital, Inc., Federated Investors, Inc., iStar Financial Inc., Janus Capital Group Inc., Main Street Capital Corporation, MarketAxess Holdings Inc., MFA Financial, Inc., Nationstar Mortgage Holdings Inc., New York Mortgage Trust, Inc., Northstar Realty Finance Corporation, Ocwen Financial

Corporation, RAIT Financial Trust, Stifel Financial Corp., Triangle Capital Corporation, Walter Investment Management Corp., and World Acceptance Corporation.

The Committee reviews the peer group and selection process/criteria on an annual basis to confirm that they continue to reflect Redwood’s relevant business and labor market competitors for whom comprehensive data are available. Accordingly, the companies included as peers may change from year to year as a result updates to the selection process/criteria and changes in the real estate and capital markets. Two companies included in Redwood’s 2013 peer group were removed from the 2014 peer group (i.e., PennyMac Financial Services, Inc. and SEI Investments Company) because they no longer fell within the defined size ranges described above due to changes in their relative company market capitalization values and net incomes. The Committee will continue its practice of reviewing the peer group in 2015.

2014 Base Salaries

Base salary is a traditional component of executive compensation. The Committee establishes base salaries for NEOs after reviewing a market-based benchmarked median for similar executives, as well as the experience, skills, and responsibilities of each NEO. Base salaries are reviewed as one part of overall compensation for the NEOs annually, and the Committee may make adjustments in connection with this annual review or at other times based on the executive’s experience and responsibilities and after consideration of other components of compensation and the competitive levels necessary for executive retention.

In December 2013, the Committee determined, after consultation with Cook & Co., that the 2014 base salaries for each of the following NEOs would be as follows:

•	The 2014 base salary for Mr. Hughes, Redwood’s CEO, was increased to $725,000 from $700,000.
º	This was the first base salary increase for the CEO position at Redwood since 2007.
•	The 2014 base salary for Mr. Nicholas, Redwood’s President, remained at its year-end 2013 level of $575,000.
•	The 2014 base salary for Mr. Abate, Redwood’s Chief Financial Officer, was increased to $400,000 from $350,000.
•	The 2014 base salary for Mr. Matera, Redwood’s Chief Investment Officer, remained at its year-end 2013 level of $500,000.
•	The 2014 base salary for Mr. Stone, Redwood’s General Counsel, was increased to $375,000 from $350,000.

Each of the base salary increases described above was made after review of market data and consideration of competitive factors.

2014 Performance-Based Annual Bonus Compensation

Redwood’s compensation program is designed to reward NEOs based on Redwood’s financial performance and each NEO’s individual performance, including each NEO’s contribution to Redwood’s performance. Each NEO’s annual bonus is based on the Committee’s determination of whether a specific pre-established target level of Redwood financial performance and specific individual performance measures have been satisfied.

In order to align the interests of Redwood’s NEOs with the interests of its long-term stockholders, the Committee determined prior to the end of the first quarter of 2014, after consultation with Cook & Co., that 2014 target annual bonuses for NEOs would continue to be weighted as follows:

•	75% on the achievement of a predetermined target level of company financial performance, with this component of bonus compensation being referred to as the company performance component of target bonus or company performance bonus; and
•	25% on the achievement of pre-established individual goals, with this component of bonus compensation being referred to as the individual performance component of target bonus or individual performance bonus.

This weighting has been used so that most of an NEO’s target annual bonus will depend directly on the achievement of the target level of company financial performance, while also providing incentives for achievement of individual goals that the Committee believes are in the interests of Redwood and its stockholders, but in some cases may be difficult to quantitatively link directly to company financial performance. The Committee also determined that the individual performance component of 2014 annual bonuses could be earned up to 200% of the target amount for that component depending on 2014 Committee’s assessment of individual performance, subject to adjustment at the discretion of the Committee.

During the first quarter of 2014, after a review of Redwood’s compensation program, and following consultation with Cook & Co., the Committee determined to continue to use in 2014 the same financial metric to underlie the company performance bonus that was used in 2013 and prior years. As noted above, the company performance bonus is based on Adjusted ROE. Adjusted ROE is a non-GAAP financial performance measure that reflects income earned on invested equity capital by excluding certain unrealized mark-to-market gains and losses from equity. The Committee believes that Adjusted ROE provides an appropriate measure of financial performance for a company like Redwood, whose primary source of earnings is income from investments in real estate-related assets and mortgage banking activities, and it is a performance metric that is correlated with long-term stockholder returns. Adjusted ROE is reconciled to ROE determined in accordance with GAAP in Annex A to this Proxy Statement. The Committee’s process for determining company performance bonuses for 2014 was subject to adjustment at the discretion of the Committee (although the Committee did not exercise its discretion during 2014 to adjust this aspect of the compensation program).

For 2014, the Committee (in consultation with, and taking into account input from, management, Cook & Co., and the Board of Directors) reviewed the process used in determining the company performance component of annual bonuses for executive officers. The Committee decided, as a result of its review, to continue its practice of using a financial performance target determined at the beginning of each year based on a risk-free interest rate plus an incremental premium determined by the Committee to be appropriate (each of which can vary from year to year). This decision continued to be premised, as it was in 2013, in large part on the nature of Redwood’s business model, which has had a significant focus on investing in real-estate related debt instruments. Returns that Redwood can earn on new real-estate related debt investments are, to a certain extent, correlated with the market-driven interest rates for these and other types of debt instruments (which rates depend on the perceived risk of these investments). These market-driven interest rates are typically analyzed as the risk-free interest rate for investment in U.S. Treasury obligations (or other debt backed by the full faith and credit of the U.S.) with a comparable duration plus an incremental risk premium above the risk-free rate. The decision to use a target based on a risk-free interest rate plus an incremental premium was also premised on the fact that management believes that investors focused on investing in companies like Redwood also compare return on equity to risk-free rates of return in evaluating Redwood’s financial performance.

The Committee believes that setting an Adjusted ROE performance target at an appropriate level above the risk-free interest rate (by adding the incremental premium to the risk-free interest rate) establishes an incentive for executives to achieve attractive financial performance for Redwood (and aligns the interests of executives and stockholders in seeking this level of financial performance), without exposing Redwood to inappropriate risk. If risk-free interest rates were to decline in future years, all other factors being equal, the company financial performance target used for determining the company performance component of annual bonuses for executive officers would likely be lowered in recognition of the fact that reaching for the same financial performance in a lower interest environment would necessitate taking greater investment or other risks. Conversely, if risk-free interest rates were to rise significantly in future years, all other factors being equal, the company financial performance target used for determining the company performance component of annual bonuses for executive officers would likely be increased in recognition of the fact that accomplishing the same financial performance in a higher interest rate environment might only require lower risk, lower yielding investments. Overall, the Committee believes that the use of a performance target that varies from year to year will provide the Committee with the ability to adjust compensation incentives annually in a manner consistent with Redwood’s business model.

Following the review of the process for determining company performance bonuses, and after consultation with Cook & Co., the Committee determined that (i) the risk-free interest rate for this purpose should be 1.00%, which represented the average interest rate during the prior two calendar years on five-year U.S. Treasury obligations (after rounding up to the nearest 0.25%), with the five-year risk-free interest rate being used because it generally corresponds to the weighted average duration of investments historically made by Redwood, and (ii) with respect to 2014 company performance bonuses for NEOs: no bonuses would be earned if Adjusted ROE was 4.5% or less; bonuses below or at the target bonus amounts would be earned if Adjusted ROE was between 4.5% and 8.75%; and bonuses in excess of the target bonus amounts would not be earned unless Adjusted ROE was more than 8.75%.

The use of an initial performance threshold of greater than 4.5% Adjusted ROE for the payment of any portion of target company performance bonuses represents a determination by the Committee that financial performance below that threshold is not above the risk-free interest rate by a significant enough margin to merit payment of this component of annual bonuses. The payment of target company performance bonuses or a portion of target company performance bonuses for Adjusted ROE in the range between 4.5% and 8.75% reflects the determination by the Committee that financial performance within this range merits target or below-target payment of company performance bonuses as Adjusted ROE increases above the initial performance threshold, but does not provide for above-target company performance bonuses to be paid unless Adjusted ROE exceeds 8.75%. The use of a performance threshold for above-target company performance bonuses of 8.75% Adjusted ROE for 2014 represents a determination by the Committee that the minimum level of Adjusted ROE necessary for the payment of any above-target company performance bonus should be consistent with the level of financial performance required in order for 2014 net income to approximate the aggregate dividend distributions anticipated to be made to stockholders in respect of 2014.

The Committee also determined that for Adjusted ROE in excess of 8.75%, subject to the maximum total bonus for each NEO noted below, if Adjusted ROE was less than or equal to 20%, the company performance bonus would be increased by a pro-rated amount above the target company performance bonus (based on a straight-line, mathematical interpolation) such that total annual bonus for an NEO would be four times the total target bonus for that NEO when Adjusted ROE is 20%.

In December 2013, the Committee determined, after discussion with Cook & Co., that the target bonus percentages (which are percentages of base salary) for 2014 for Mr. Hughes, Mr. Abate and Mr. Stone would remain the same as they were for 2013, the target bonus percentage for Mr. Nicholas would be increased from 160%, the level established for 2013, to 165% for 2014, and the target bonus percentage for Mr. Matera would be increased from 125%, the level established for 2013, to 135% for 2014. The increases for Mr. Nicholas and Mr. Matera were made after a review of the market-based benchmarks for their positions and consideration of competitive factors and their roles at Redwood.

The table below sets forth the 2014 target annual bonuses that were established for each NEO assuming achievement of the criteria necessary to achieve 100% of the target annual bonus, together with the company performance and individual performance components of these target annual bonus amounts.

NEO	2014 Base Salary (per annum)	2014 Target Annual Bonus (as % of Base Salary)	Company Performance Component of 2014 Target Annual Bonus ($)	Individual Performance Component of 2014 Target Annual Bonus ($)	Total 2014 Target Annual Bonus ($)
Mr. Hughes, Chief Executive Officer	$725,000	175%	$951,563	$317,187	$1,268,750
Mr. Nicholas, President	$575,000	165%	$711,563	$237,187	$948,750
Mr. Abate, Chief Financial Officer	$400,000	100%	$300,000	$100,000	$400,000
Mr. Matera, Chief Investment Officer	$500,000	135%	$506,250	$168,750	$675,000
Mr. Stone, General Counsel	$375,000	100%	$281,250	$93,750	$375,000

The Committee also determined prior to the end of the first quarter of 2014 that individual performance in 2014 for each NEO would be reviewed in the context of, among other things, the specific pre-determined goals and factors discussed below under “Performance-Based Annual Bonuses Earned for 2014 — Individual Performance Component of 2014 Annual Bonuses.” As in past years, during 2014 these individual factors and goals were subject to adjustment if circumstances warranted, at the discretion of the Committee.

The Committee also established that the maximum annual bonus (i.e., the maximum sum of the two components of the annual bonus) in 2014 would continue to be $5 million for each of Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs. These maximum amounts were determined after consultation with Cook & Co., and were considered appropriate by the Committee as maximum total annual bonuses for each of these NEOs based on their position, responsibilities, level of performance needed to reach the maximum, and competitive considerations.

Form of Payment of 2014 Performance-Based Annual Bonuses

At its meeting in March 2014, the Committee also decided, after consultation with Cook & Co., that performance-based annual bonuses earned by NEOs for 2014 that exceeded a specified dollar amount would not be paid fully in cash, but would instead be paid in part in cash and in part in the form of vested deferred stock units (DSUs) with a mandatory three-year holding period, with the cash and vested DSU portions to be determined based on the same step function formula used in 2013 for this purpose. The step function formula provides that the cash and vested DSU portions of annual bonuses earned by NEOs for 2014 would be determined as follows: with respect to any 2014 annual bonus amount for an NEO that exceeds an amount equal to two times the target annual bonus designated for that NEO for 2014, that excess amount would not be paid fully in cash, but would instead be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period. Under this formula, as the amount of an NEO’s annual bonus increases above the amount equal to two times that NEO’s target annual bonus, an increasingly smaller percentage of that bonus is paid in cash. Payment of annual bonus amounts in this manner invests a greater portion of NEOs’ annual bonuses in the future financial performance of Redwood, which the Committee believes supports this alignment of executive and stockholder interests. In 2014, company performance exceeded the target level of performance only by a small margin, and, as a result, no NEOs earned a 2014 annual bonus that triggered the application of the step function.

Performance-Based Annual Bonuses Earned for 2014

Annual performance-based bonuses earned by NEOs for 2014 consisted of both a company performance component and an individual performance component. A further discussion of each of these components is set forth below.

Company Performance Component of 2014 Annual Bonuses.  The company performance component of each NEO’s annual bonus for 2014 was determined by the Committee in the context of Redwood’s financial performance during the year, in particular, based on Redwood’s Adjusted ROE for 2014 of 9.2%. Accordingly, each NEO earned a company performance component of annual bonus that was above that NEO’s target amount.

The target amount of this component of annual bonus, the percentage of that target amount earned, and the total amount of the 2014 company performance component of annual bonus earned for each NEO is set forth in the table below.

NEO	Company Performance Component of 2014 Target Annual Bonus ($)	% of Company Performance Component Earned	2014 Company Performance Component of Annual Bonus Earned ($)
Mr. Hughes, Chief Executive Officer	$951,563	116%	$1,103,914
Mr. Nicholas, President	$711,563	116%	$825,488
Mr. Abate, Chief Financial Officer	$300,000	116%	$348,032
Mr. Matera, Chief Investment Officer	$506,250	116%	$587,304
Mr. Stone, General Counsel	$281,250	116%	$326,280

Individual Performance Component of 2014 Annual Bonuses.  For 2014, the individual performance components of annual bonuses were determined after a review of the individual achievements of each NEO and each NEO’s contribution to the collective achievements of the senior management team, as well as a review of competitive considerations. The Committee’s review of individual performance included a review of each NEO’s self-assessment, the assessment by Mr. Hughes of Mr. Nicholas, the joint assessment by Mr. Hughes and Mr. Nicholas of the other NEOs, and input from Cook & Co. Among other factors, the Committee considered each NEO’s contribution to the achievement of the Company’s goals noted below in assessing each NEO’s individual performance for 2014. With respect to each of these goals, the Committee took into account various factors in evaluating the level of attainment of the goal and each NEO’s contribution to achieving the goal, including the principal factors described below and the related level of attainment (presented in italics after each listed goal). In considering these goals and factors, the Committee did not assign specific weightings to each factor and goal, but instead considered them together as part of a comprehensive qualitative review.

Goal:  Continue to expand Redwood’s jumbo residential mortgage banking activities by broadening Redwood’s loan acquisition and distribution platform and enhancing the execution and marketing of Sequoia securitization transactions while maintaining the strength and quality of the Sequoia brand — the Committee evaluated achievement of this goal in the context of various factors, including that during 2014 Redwood: acquired approximately $5.0 billion of jumbo residential mortgage loans; increased significantly the number of business and contractual arrangements with counterparties for the sale of jumbo residential mortgage loans to Redwood; executed four private-sector securitizations of jumbo residential mortgage loans (with an aggregate amount of loans securitized during 2014 of approximately $1.3 billion), while maintaining a strong reputation and brand for the Sequoia securitization platform; sold approximately $2.4 billion of jumbo residential mortgage loans to third-party purchasers as a best-execution alternative to the securitization of those loans; and entered into two new key business relationships with the Federal Home Loan Bank of Chicago (one relating to the acquisition of jumbo residential mortgage loans and one relating to a subsidiary of Redwood accessing attractive long-term financing for residential mortgage loans).

Goal:  Expand Redwood’s conforming residential mortgage banking activities by accelerating the acquisition of conforming balance residential mortgage loans, improving efficiency and entering into credit risk sharing arrangements with Fannie Mae and Freddie Mac — the Committee evaluated achievement of this goal in the context of various factors, including that during 2014 Redwood: acquired approximately $4.0 billion of conforming residential mortgage loans; increased significantly the number of business and contractual arrangements with counterparties for the sale of conforming residential mortgage loans to Redwood; executed multiple acquisitions of mortgage servicing rights relating to conforming residential mortgage loans; and entered into a risk-sharing arrangement with Fannie Mae relating to $1 billion of conforming residential mortgage loans.

Goal:  Increase Redwood’s commercial mortgage banking activities by expanding its senior- and mezzanine-lending platform and efficiently utilizing capital and increasing financing capacity, while maintaining strong credit performance — the Committee evaluated achievement of this goal in the context of various factors, including that during 2014 Redwood: expanded Redwood’s origination team in New York and established an origination team in Los Angeles; originated approximately $1 billion of senior commercial mortgage loans and sold those loans to a variety of counterparties that securitize these types of commercial mortgage loans; originated approximately $50 million of mezzanine and subordinate commercial real estate loans; established an additional warehouse credit facility to finance senior commercial loans pending their sale to counterparties; and experienced no credit losses on Redwood’s portfolio of mezzanine and subordinate loans.

Goal:  Continue to execute Redwood’s strategy for the scale and efficiency of its operational functions, including the build-out of technology infrastructure, human resources, risk management, and oversight functions, while maintaining a disciplined, consistent, and integrated corporate culture across company locations — the Committee evaluated achievement of this goal in the context of various factors, including that during 2014 Redwood: enhanced its residential mortgage operational platform, demonstrating its scalability while increasing efficiency; integrated a new Chief Technology Officer into its operations bringing further expertise, discipline, and strategic focus to Redwood’s information technology department; further enhanced its operational risk management and oversight functions; and maintained effective interaction among officers and employees among its three primary office locations.

Based on the above-described review, the Committee determined the individual performance component of annual bonuses for each NEO for 2014. The target amount of this component of annual bonus, the percentage of that target amount earned, and the resulting 2014 individual performance component of annual bonus for each NEO is set forth in the table below.

NEO	Individual Performance Component of 2014 Target Annual Bonus ($)	% of Individual Performance Component Earned	2014 Individual Performance Component of Annual Bonus Earned ($)
Mr. Hughes, Chief Executive Officer	$317,187	125%	$396,484
Mr. Nicholas, President	$237,187	125%	$296,484
Mr. Abate, Chief Financial Officer	$100,000	105%	$105,000
Mr. Matera, Chief Investment Officer	$168,750	105%	$177,188
Mr. Stone, General Counsel	$93,750	105%	$98,438

2014 Long-Term Equity-Based Incentive Awards

As discussed above, equity ownership in Redwood provides an important linkage between the interests of stockholders and executives by rewarding long-term stockholder value creation. To meet this objective, officers, directors, key employees, and other persons expected to contribute to the management, growth, and profitability of Redwood are eligible to receive long-term equity-based awards. The Committee, in consultation with Cook & Co., oversees the issuance of those awards to NEOs. The Committee determines the types and sizes of awards granted based upon a number of factors, including the NEO’s position, responsibilities, and total compensation level, individual and Redwood financial performance, competitive factors, and market-based benchmarks. The Committee also takes into consideration each NEO’s past awards and outstanding awards.

The Committee’s normal practice is to make long-term equity-based awards to the NEOs at the regularly scheduled fourth quarter meeting of the Committee (which for 2014 occurred on December 17, 2014). The date of this meeting was determined more than six months in advance as part of the normal process for scheduling meetings of the Board of Directors and the Committee. On December 17, 2014, the Compensation Committee made 2014 year-end long-term equity-based awards to NEOs in two forms: DSUs and PSUs, the key terms of which are summarized below.

•	The DSUs granted on December 17, 2014 will vest over four years, with 25% vesting on January 31, 2016, and an additional 6.25% vesting on the last day of each subsequent quarter (beginning with the quarter ending March 31, 2016), with full vesting occurring on December 19, 2018. Shares of Redwood common stock underlying these DSUs will be distributed to the recipients not later than December 31, 2018, unless distribution is electively deferred by a recipient under the terms of Redwood’s Executive Deferred Compensation Plan. The number of DSUs granted to each NEO was determined based on a defined dollar amount, which was divided by the closing price of the Redwood’s common stock on the grant date.

The terms of the DSUs granted on December 17, 2014 are generally consistent with the terms of the DSUs awarded to NEOs in December 2013. These terms are established under a deferred stock unit award agreement and Redwood’s 2014 Incentive Plan and include provisions relating to dividend equivalent rights, forfeiture, mandatory net settlement for income tax withholding purposes, and change-in-control.

•	The PSUs granted on December 17, 2014 are performance-based equity awards under which the number of underlying shares of Redwood common stock that vest and that the award recipient becomes entitled to receive at the time of vesting will generally range from 0% to 200% of the target number of PSUs granted, with the target number of PSUs granted being adjusted to reflect the value of any dividends paid on Redwood common stock during the vesting period (as further described below). Vesting of these PSUs will generally occur at the end of the three year performance period (on December 16, 2017) based on three-year cumulative TSR, as follows:
º	If three-year cumulative TSR is negative, then 0% of the PSUs will vest;
º	If three-year cumulative TSR is 25%, then 100% of the PSUs will vest;
•	If three-year cumulative TSR is between 0% and 25%, then between 0% and 100% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages;
º	If three-year cumulative TSR is greater than or equal to 125%, then 200% of the PSUs will vest; and
•	If three-year cumulative TSR is between 25% and 125%, then between 100% and 200% of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages.

Under the terms of the PSUs, (i) “three-year cumulative TSR” is defined as the percentage by which the Per Share Price (defined below) as of the end of the three year performance period, which is December 16, 2017, has increased or decreased, as applicable, relative to the Per Share Price as of the grant date, which is December 17, 2014 (which was $19.12), adjusted to include the impact on such increase or decrease that would be realized if all cash dividends paid on a share of Redwood common stock during such three-year period were reinvested in Redwood common stock on the applicable dividend payment dates, and (ii) “Per Share Price” is defined, as of any date, as the average of the closing prices of a share of Redwood common stock on the NYSE during the forty (40) consecutive trading days ending on the trading day prior to such date. The TSR performance thresholds for determining whether 0%, 100%, or 200% (or another percentage in between those levels) of the underlying shares of Redwood common stock will vest were determined by the Committee based on its belief that a 25% cumulative TSR over three years represents an attractive level of TSR for investors, with the minimum and maximum vesting thresholds also reflecting an appropriate level of vesting for the related level of cumulative TSR over the three year performance period.

Vested shares of Redwood common stock underlying these PSUs will be distributed to the recipients not later than December 31, 2017, unless distribution is electively deferred by a recipient under the terms of the Redwood’s Executive Deferred Compensation Plan. Prior to vesting, no dividend equivalent rights are paid in respect of PSUs. At the time of vesting, the value of any dividends paid during the vesting period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Redwood common stock that a stockholder would have acquired during the three-year TSR measurement period had all dividends during that period been reinvested in Redwood common stock on the applicable dividend payment dates. After the vesting of these PSUs in December 2017 (if any vest) and until the delivery of the underlying shares of Redwood common stock, the underlying vested award shares will have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time Redwood pays a common stock dividend during that period.

The terms of the PSUs granted on December 17, 2014 are established under a performance stock unit award agreement and Redwood’s 2014 Incentive Plan. These terms include provisions relating to forfeiture, retirement, mandatory net settlement for income tax withholding purposes, and change-in-control. The structure of the PSU awards and the performance-based vesting terms have been consistent since the Committee began awarding PSUs in 2010, demonstrating a commitment to shareholders to incentivize long-term absolute goals.

An example of how vesting of the PSUs granted on December 17, 2014 could occur is set forth in the bullet points below:

•	Assume for purposes of this example that (i) a recipient had received a PSU grant on December 17, 2014 with a target number of 10,000 PSUs and that the Per Share Price as of December 16, 2017 was $19.12 (i.e., unchanged from the Per Share Price on the grant date of the PSUs) and (ii) a quarterly dividend of $0.28 per share of Redwood common stock was maintained over the three-year vesting period for these PSUs and that the price for Redwood common stock on each dividend payment date during this period was $19.12.
•	Under the above assumptions, Redwood’s “three-year cumulative TSR” over the three-year vesting period would be approximately 19%, with the result that 9,077 underlying shares of Redwood common stock would vest on December 16, 2017. The calculation of the vesting of underlying shares is set forth in the following two bullet points:
º	dividends paid during the vesting period would be reflected by adjusting the target number of PSUs granted by an amount corresponding to the incremental number of shares of Redwood common stock that would have been acquired during the vesting period had all such dividends been reinvested in additional shares on the applicable dividend payment dates (i.e., the target number of PSUs granted in this example would be adjusted upwards by 1,906 (from 10,000 to 11,906)); and
º	based on a 19% three-year cumulative TSR, approximately 76% of the adjusted 11,906 target number of PSUs granted would vest (i.e., 9,077 underlying shares of Redwood common stock would vest on December 16, 2017).

The long-term equity-based awards granted to NEOs in the fourth quarter of 2014 were determined by the Committee in accordance with Redwood’s compensation philosophy (as described above on pages 28 – 30 of this Proxy Statement under the headings “Overall Compensation Philosophy and Objectives” and “Components of Compensation in 2014”) and after receiving input from Cook & Co. The Committee believes that these 2014 long-term equity-based incentive awards reinforce the linkage between the interests of Redwood’s NEOs and its long-term stockholders by increasing ownership of Redwood stock by executives and rewarding stockholder value creation.

The number and grant date fair value of DSUs and PSUs comprising the 2014 long-term equity-based awards granted to each NEO are set forth in the table below:

	Deferred Stock Units (“DSUs”)		Performance Stock Units (“PSUs”)
NEO	#	Aggregate Grant Date Fair Value(1)	#	Aggregate Grant Date Fair Value(1)
Mr. Hughes, Chief Executive Officer	75,490	$1,500,000	100,066	$1,500,000
Mr. Nicholas, President	50,327	$1,000,000	66,711	$1,000,000
Mr. Abate, Chief Financial Officer	25,163	$500,000	33,355	$500,000
Mr. Matera, Chief Investment Officer	33,970	$675,000	45,030	$675,000
Mr. Stone, General Counsel	17,614	$350,000	23,348	$350,000

(1)	Determined at the time the grant was made (December 17, 2014) in accordance with FASB Accounting Standards Codification Topic 718.

DSUs awarded in 2014 have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time Redwood pays a common stock dividend. PSUs awarded in 2014 have attached dividend equivalent rights, resulting in the payment of dividend equivalents (after any vesting in December 2017) each time Redwood pays a common stock dividend. Prior to vesting, no dividend equivalent rights are paid in respect of PSUs; however, at the time of vesting, the value of any dividends paid during the performance period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Redwood common stock that a stockholder would have acquired during the three-year performance period had all dividends during that period been reinvested in Redwood common stock on the applicable dividend payment dates. The value of these dividend equivalent rights and the value of any increase in the target number of PSUs to reflect dividends paid during the performance period were taken into account in establishing the grant date fair value of these DSUs and PSUs under FASB Accounting Standards Codification Topic 718 at the time the awards were granted. Therefore, dividend equivalent right payments and any increase in the target number of PSUs to reflect dividends paid during the performance period are not considered part of the compensation or other amounts reported above in the table of non-employee director compensation under “Director Compensation,” reported below in the summary table of NEO compensation under “Executive Compensation Tables — Summary Compensation,” or reported below under “Executive Compensation Tables — Grants of Plan-Based Awards.”

Mandatory Holding Periods for Long-Term Equity-Based Incentive Awards

All long-term equity-based incentive awards granted to NEOs during 2014 are subject to a mandatory holding period, as described below.

DSUs Granted in February 2014.  In February 2014, in lieu of cash, Mr. Hughes was paid a portion of his 2013 annual bonus in the form of vested DSUs with a mandatory three-year holding period. Consequently, the earliest these DSU awards will be distributed to Mr. Hughes in shares of Redwood common stock (and, as a result, the earliest these shares could be sold or transferred) is May 1, 2017.

DSUs Granted in December 2014.  The DSUs granted to NEOs in December 2014 have the four-year vesting schedule described above on pages 38 – 41 of this Proxy Statement under the heading “2014 Long-Term Equity-Based Incentive Awards.” Notwithstanding this vesting schedule, the NEOs are subject to a mandatory holding period with respect to all shares underlying the DSU awards made in December 2014 that vest prior to the distribution date. Consequently, assuming continued employment of the NEOs receiving those awards, the earliest these DSU awards will be distributed to recipients in shares of Redwood common stock (and, as a result, the earliest these shares could be sold or transferred) is December 19, 2018.

PSUs Granted in December 2014.  The PSUs granted to NEOs in December 2014 have the three-year cliff vesting schedule described above on pages 38 – 41 of this Proxy Statement under the heading “2014 Long-Term Equity-Based Incentive Awards.” Consequently, assuming continued employment of the NEOs receiving these awards, if any of these PSUs vest, the earliest these PSUs will be distributed to recipients in shares of Redwood common stock (and, as a result, the earliest these shares could be sold or transferred) is December 16, 2017.

Executive Stock Ownership Guidelines

As described on pages 7 – 8 of this Proxy Statement under the heading “Stock Ownership Requirements — Required Stock Ownership by Executive Officers,” the Committee has established stock ownership guidelines with respect to Redwood’s executive officers, which the Committee believes reinforce the linkage between the interests of Redwood’s executives and its long-term stockholders by requiring ownership of Redwood stock by executives and rewarding stockholder value creation. In December 2014, the Committee conducted a review of the executive stock ownership guidelines and determined to maintain the guidelines at their current levels.

Executive Stock Ownership Guidelines
•	Each executive officer is required to own stock with a value at least equal to (i) six times current salary for the Chief Executive Officer, (ii) three times current salary for the President, and (iii) two times current salary for the other executive officers;
•	Three years are allowed to initially attain the required level of ownership and three years are allowed to acquire additional incremental shares if promoted to a position with a higher guideline or when a salary increase results in a higher guideline (if not in compliance at the indicated times, then the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved);
•	All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested DSUs and any other vested shares held pursuant to other employee plans; and
•	For purposes of determining compliance, the original purchase or acquisition price is used as the value of shares held.

The chart below illustrates how, as of the date of this Proxy Statement, all of Redwood’s executive officers were in compliance with these guidelines.

Compliance with Executive Stock Ownership Guidelines
($ in millions)*

*	Calculated on a purchase/acquisition cost basis in accordance with Executive Stock Ownership Guidelines.

Prohibition on Use of Margin, Pledging, and Hedging in Respect of Redwood Shares Held by Executive Officers, Employees and Directors

Under Redwood’s Insider Trading Policy, Redwood’s executive officers, employees and directors may not acquire securities issued by Redwood using borrowed funds, may not use margin in respect of securities issued by Redwood, may not pledge securities issued by Redwood as collateral, and may not engage in hedging or other transactions with respect to their ownership of securities issued by Redwood, each of which the Committee believes would be inconsistent with the purposes and intent of the executive stock ownership guidelines. Details of Redwood’s policy include the following:

•	Prohibition on Short Sales of Redwood Securities. Engaging in a short sale of Redwood’s common stock or other securities issued by Redwood is not permitted.
•	Prohibition on Use of Publicly-Traded Options and Derivatives or Other Transactions for Hedging Ownership of Redwood Securities. Transactions in publicly traded options or derivatives that reference Redwood’s common stock or other Redwood securities are not permitted. Accordingly, any such transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, are not permitted. Similarly, hedging or monetization transactions in respect of Redwood’s common stock or other securities issued by Redwood are not permitted.
•	Prohibition on Leveraged Purchases or Purchases on Margin of Redwood Securities. Buying Redwood’s common stock or other securities issued by Redwood using borrowed funds, whether effectuated through the use of margin or otherwise, is not permitted.
•	Prohibition on Pledges of Redwood Securities. Redwood’s common stock and other securities issued by Redwood may not be pledged as collateral for a loan or other extension of credit.
•	Prohibition on Use of Margin Accounts to Hold Redwood Securities. To the extent that Redwood’s common stock or other securities issued by Redwood are held in a securities account that allows for purchases of securities on margin (a “margin account”), any use of margin by the account holder (regardless of whether margin is used to acquire such securities or other securities) is in fact a pledge of such securities. To address this, the account holder must either:

º	Refrain from holding Redwood’s common stock or other securities issued by Redwood in a margin account; or
º	Refrain from utilizing the margin feature of the securities account.

Compensation Determinations Relating to 2015

In accordance with its normal practice, at its meeting in December 2014, the Committee made certain decisions relating to NEO’s 2015 base salaries and 2015 targets for performance-based annual bonuses, as further described below.

2015 Base Salaries.  In accordance with its above-described policy and practice relating to establishing base salaries (see discussion above under the heading “2014 Base Salaries” on pages 33 – 33 of this Proxy Statement), the Committee reviewed the base salaries of the NEOs for 2015. This review was made after consultation with Cook & Co. and after review of the market-based benchmark for this component of compensation, analysis of the type described above under “Compensation Benchmarking for 2014,” and consideration of competitive factors. As a result of this review, effective as of January 1, 2015:

•	The 2015 base salary for Mr. Hughes, Redwood’s CEO, was increased to $750,000 from $725,000.
•	The 2015 base salary for Mr. Nicholas, Redwood’s President, was increased to $600,000 from $575,000.
•	The 2015 base salary for Mr. Abate, Redwood’s Chief Financial Officer, was increased to $425,000 from $400,000.
•	The 2015 base salary for Mr. Matera, Redwood’s Chief Investment Officer, remained at its year-end 2014 level of $500,000.
•	The 2015 base salary for Mr. Stone, Redwood’s General Counsel, remained at its year-end 2014 level of $375,000.

Each of the base salary increases described above was made after review of market data and consideration of competitive factors. The Committee retains the discretion to make adjustments to these base salaries prior to its annual year-end review in December 2015, although it does not currently contemplate any such adjustments during 2015.

2015 Targets for Performance-Based Annual Bonuses.  The Committee also made two determinations regarding 2015 targets for performance-based annual bonuses for NEOs. First, the Committee determined, after consultation with Cook & Co., that 2015 target annual bonuses for each NEO would continue to be weighted 75% based on Redwood company financial performance (i.e., based on Adjusted ROE) and 25% based on individual performance. Second, in accordance with its above-described policy and practice relating to establishing target annual bonuses (see discussion above under the heading “2014 Performance-Based Annual Bonus Compensation” on pages 33 – 36 of this Proxy Statement), and after consultation with Cook & Co. and review of the market-based benchmark for this component of compensation, analysis of the type described above under “Compensation Benchmarking for 2014,” and consideration of competitive factors, the Committee determined 2015 target annual bonus amounts for each of the NEOs.

The table below sets forth the 2015 target annual bonuses (expressed both as a percentage of base salary and in dollars) for each NEO assuming achievement of the criteria necessary to achieve 100% of the target annual bonus, together with the company performance and individual performance components of the 2015 target annual bonus and a comparison to the target annual bonus percentages that were for applicable for 2014.

NEO	2015 Base Salary	2015 Target Annual Bonus (%)	Change from 2014 Target Annual Bonus Percentage (%)(1)	Company Performance Component of 2015 Target Annual Bonus ($)	Individual Performance Component of 2015 Target Annual Bonus ($)	Total 2015 Target Annual Bonus ($)
Mr. Hughes, Chief Executive Officer	$750,000	175%	0%	$984,375	$328,125	$1,312,500
Mr. Nicholas, President	$600,000	165%	0%	$742,500	$247,500	$990,000
Mr. Abate, Chief Financial Officer	$425,000	115%	15%	$366,562	$122,188	$488,750
Mr. Matera, Chief Investment Officer	$500,000	140%	3.7%	$525,000	$175,000	$700,000
Mr. Stone, General Counsel	$375,000	110%	10%	$309,375	$103,125	$412,500

(1)	Amounts set forth in the table under “Change from 2014 Target Annual Bonus Percentage (%)” reflect the increase, if any, in the 2015 Target Annual Bonus% from the 2014 Target Annual Bonus% in effect for each NEO at the end of 2014.

In addition, as was the case in 2014, the Committee determined that the maximum sum of the two annual bonus components (i.e., the maximum total annual bonus) for 2015 will continue to be $5 million for each of Mr. Hughes and Mr. Nicholas, and $2 million for each of the other NEOs. These maximum amounts were determined after consultation with Cook & Co., and were considered appropriate by the Committee as maximum total annual bonuses for each of these NEOs based on their position, responsibilities, level of performance needed to reach the maximum, and competitive considerations.

The Committee also determined to continue the practice it adopted for 2014 relating to the form of payment of annual bonuses to NEOs. Accordingly, with respect to any annual bonus paid to an NEO for 2015 that exceeds an amount equal to two times the target annual bonus designated for that NEO for 2015, that excess amount would not be paid fully in cash, but would instead be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period.

Deferred Compensation

Under Redwood’s Executive Deferred Compensation Plan, executive officers (including NEOs) may elect to defer up to 100% of their cash compensation as well as dividend equivalent right payments on DSUs and vested PSUs and under certain circumstances, can also elect to re-defer scheduled distributions of cash or stock from the plan. Additionally, delivery of shares of Redwood common stock underlying DSUs and PSUs granted to executives under Redwood’s 2014 Incentive Plan are deferred under the Executive Deferred Compensation Plan. Deferred amounts may be deferred until a date chosen by the executive at the time of the initial deferral (subject to certain restrictions) or until retirement, at which time the balance in the executive’s account will be delivered in cash or common stock (as applicable), or will be paid out over a period of up to 15 years, depending upon the executive’s deferral elections. Cash amounts deferred under the Executive Deferred Compensation Plan are credited with interest at 120% of the long-term applicable federal rate as published by the IRS. As an example, for December 2014, 120% of the long-term applicable federal rate was 3.24% per annum. Cash balances deferred under the Executive Deferred Compensation Plan remain available to Redwood for general corporate purposes pending the obligation to deliver the deferred amounts to the recipients on the deferral date. The ability of recipients to elect to receive interest on deferred amounts is one incentive to participate in this Plan, thereby making funds available for Redwood’s use at a cost that is generally below Redwood’s normal cost of capital.

Redwood also matches 50% of cash compensation deferred by participants in the Executive Deferred Compensation Plan, provided that total matching payments and contributions made by Redwood to participants in the Executive Deferred Compensation Plan and Redwood’s 401(k) Plan (discussed below) are limited to 6% of base salary. Vesting of the matching payments is based on the employee’s tenure with Redwood, and over time, an employee becomes increasingly vested in both prior and new matching payments. Employees are fully vested in all prior and all new matching payments after six years of employment. Redwood believes the Executive Deferred Compensation Plan provides for, among other things, a vehicle for Redwood’s executives to plan for retirement and tax planning flexibility.

Employee Stock Purchase Plan

Redwood offers all eligible employees (including NEOs) the opportunity to participate in a tax-qualified Employee Stock Purchase Plan (ESPP). Through payroll deductions, employees can purchase shares of Redwood’s common stock at a discount from fair market value on a quarterly basis. The purchase price per share is the lower of (a) 85% of the fair market value per share on the first day of each 12-month offering period (January 1st) or (b) 85% of the fair market value per share on the purchase date (the end of each calendar quarter, March 31st, June 30th, September 30th, and December 31st). An employee is eligible to participate in the ESPP at the beginning of the quarter following 90 consecutive days of employment.

401(k) Plan and Other Matching Contributions

Redwood offers a tax-qualified 401(k) Plan to all employees (including NEOs) for retirement savings. Under this Plan, employees are allowed to defer and invest up to 100% of their cash earnings, subject to the maximum 401(k) contribution amount (which, in 2014, was $17,500 for those under 50 years of age and $23,000 for those 50 years of age or older). Contributions can be invested in a diversified selection of mutual funds.

In order to encourage participation and to provide a retirement planning benefit to employees, Redwood also provides a matching contribution of 50% of employees’ 401(k) Plan contributions, provided that matching contributions to the 401(k) Plan are limited to the lesser of 4% of an employee’s cash compensation and, in 2014, $8,750. Vesting of the 401(k) Plan matching contributions is based on the employee’s tenure with Redwood, and over time, an employee becomes increasingly vested in both prior and new matching contributions. Employees are fully vested in all prior and all new matching contributions after six years of employment.

As noted above, total matching payments made by Redwood to participants in the Executive Deferred Compensation Plan (including deferred compensation matching plus matches in the 401(k) Plan) are limited to 6% of base salary.

Other Benefits

In addition to cash compensation and equity-based awards, Redwood currently provides all employees (including NEOs) with certain other health and welfare benefits consisting of: medical, dental, vision, disability, and life insurance, a disability income continuation program (which can supplement disability insurance payments), an employee assistance program (which is a standard package of assistance benefits such as counseling and legal and financial consultation and referral services), and a flexible spending account program. The provision of these types of benefits is important in attracting and retaining employees. During 2014, Redwood paid approximately two-thirds of all employees’ monthly premium for medical and dental coverage, and 100% of all employees’ premiums for basic long-term disability and life insurance provided through Redwood plans.

Severance and Change of Control Arrangements

Prior to 2006, two of Redwood’s NEOs, Mr. Hughes and Mr. Nicholas, entered into employment agreements with Redwood, which provided for severance payments and vesting of equity-related awards in the event Redwood terminates the executive’s employment without “cause” or the executive terminates his employment for “good reason.” These employment agreements also provide for payments and vesting of equity-related awards in the event of the executive’s death or disability.

In the event of a “change of control,” these agreements provide for vesting of equity-related awards only after a “double trigger” due to the fact that no awards would vest unless the executive is terminated without

“cause,” terminates his employment with “good reason,” or the surviving or acquiring corporation does not assume outstanding equity-related awards or substitute equivalent awards. These agreements were entered into in order to attract and retain these executives in the competitive marketplace for executive talent.

The various levels of post-termination benefits for each of Mr. Hughes and Mr. Nicholas were determined by the Committee to be appropriate based on that executive’s duties and responsibilities with Redwood and were the result of arm’s-length negotiations with these individuals. The different levels were also determined to be appropriate and reasonable when generally compared to post-termination benefits provided by Redwood’s peers to executives with similar titles and similar levels of responsibility. The different levels of benefit were also intended to take into account the expected length of time and difficulty the executive may experience in trying to secure new employment. The amount of the severance is balanced against Redwood’s need to be responsible to its stockholders and also takes into account the potential impact the severance payments may have on other potential parties to a change in control transaction.

The terms of these severance and change of control arrangements are described in more detail below under “Potential Payments upon Termination or Change of Control.” No other executive officer of Redwood is currently party to an employment agreement that provides for severance payments in the event of the termination of the executive’s employment or in the event of a change of control, although the award agreements for DSUs and PSUs granted to executive officers provide for full vesting in the event of death or disability, and, in the case of PSUs, partial vesting in the event of a termination without cause or retirement.

Redwood does not provide for excise tax gross-ups for change-in-control severance payments.  In March 2011, each of the outstanding employment agreements for executive officers was amended to eliminate the provision of tax gross-ups with respect to excise taxes that could be imposed on change-in-control payments. As a result, Redwood does not have any employment agreements in place with any executive (or any other employee) that provide for an excise tax gross-up, whether under Section 280G of the Internal Revenue Code of 1986, as amended (the Code) or otherwise. The Committee does not intend to offer excise tax gross-up provisions in any future employment agreements.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), limits the tax deductibility by Redwood of annual compensation in excess of $1,000,000 paid to Redwood’s chief executive officer and Redwood’s three other most highly compensated executive officers employed at the end of the year other than the chief financial officer. However, certain performance-based compensation that is paid pursuant to a compensation plan that has been approved by stockholders (such as Redwood’s 2014 Incentive Plan) is excluded from the $1,000,000 limit if, among other requirements, the compensation constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code — that is, it is payable only upon the attainment of pre-established, objective performance goals and the committee of the board of directors that establishes those goals consists only of “outside directors.” All members of the Committee qualify as outside directors.

The Committee considers the anticipated tax treatment to Redwood and to executive officers when reviewing executive compensation levels and Redwood’s compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Committee’s control, also can affect the deductibility of compensation.

While the tax impact of any compensation arrangement is one factor to be considered, that impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. The Committee will consider the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. The Committee may determine to provide significant amounts of compensation to NEOs that are not fully tax deductible to Redwood because, for example, these compensation amounts are consistent with its philosophy and are in Redwood’s best interests, and the compensation amounts not being fully deductible is not significant enough to Redwood (including, among other factors, as a result of its structure as a REIT) to outweigh these other factors.

Clawback Policy with Respect to Bonus and Incentive Compensation

Redwood continues to maintain a “clawback” policy with respect to bonus, equity, and other incentive payments made to executive officers whose fraud or misconduct resulted in a financial restatement. Pursuant to this policy, in the event of a significant restatement of Redwood’s financial results due to fraud or misconduct, the Board of Directors of Redwood will review all bonus and incentive compensation payments made on the basis of Redwood having met or exceeded specific performance targets during the period affected by the restatement. If any of the payments would have been lower if determined using the restated results, the Board of Directors will, in its discretion and to the extent permitted by law, seek to recoup from the executive officers whose fraud or misconduct materially contributed to the restatement the excess value or benefit of the prior payments made to the executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
Georganne C. Proctor, Chair
Richard D. Baum
Mariann Byerwalter
Karen R. Pallotta
Jeffrey T. Pero

Executive Compensation Tables

Summary Compensation

The following table includes information concerning compensation earned by the NEOs for the years ended December 31, 2014, 2013, and 2012, as applicable. Titles shown in the table are those held by the NEO on December 31, 2014.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)		Total
Marty Hughes, Chief Executive Officer	2014	$725,000	$2,999,976	—	$1,500,398	$43,500	(4)	$5,268,874
	2013	$700,000	$3,062,475	—	$3,012,478	$42,000	(4)	$6,816,953
	2012	$700,000	$3,491,000	—	$1,891,009	$42,000	(4)	$6,124,009
Brett D. Nicholas, President	2014	$575,000	$1,999,995	—	$1,121,973	$34,500	(5)	$3,731,468
	2013	$575,000	$2,022,425	—	$2,262,432	$34,500	(5)	$4,894,357
	2012	$500,000	$2,356,363	—	$1,256,374	$30,000	(5)	$4,142,737
Christopher J. Abate, Chief Financial Officer	2014	$400,000	$999,980	—	$453,032	$24,000		$1,877,012
	2013	$350,000	$810,699	—	$860,708	$21,000		$2,042,407
	2012	$283,333	$704,902	—	$404,914	$15,000		$1,408,149
Fred J. Matera, Chief Investment Officer	2014	$500,000	$1,349,984	—	$764,492	$8,750		$2,623,226
	2013	$500,000	$1,286,964	—	$1,536,978	$8,750		$3,332,692
	2012	$400,000	$1,078,176	—	$728,187	$8,500		$2,214,863
Andrew P. Stone, General Counsel	2014	$375,000	$699,977	—	$424,718	$22,150		$1,521,845
	2013	$350,000	$760,699	—	$860,708	$21,000		$1,992,407
	2012	$300,000	$583,626	—	$533,640	$18,000		$1,435,266

(1)	Represents the grant date fair value of stock units awarded, as determined in accordance with FASB Accounting Standards Codification Topic 718. Information regarding the assumptions used to value our NEOs’ stock units is provided in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K filed February 25, 2015. For 2014, our NEOs received grants of deferred stock units and performance stock units on December 17, 2014. These deferred stock units and performance stock units were granted with the grant date fair values of $19.87, and $14.99 per unit, respectively. For additional detail regarding vesting of performance stock units, see the “Grants of Plan-Based Awards” table below.
(2)	These amounts are annual performance-based bonuses paid in cash for each fiscal year indicated with respect to performance during such fiscal year (but paid early in the following fiscal year).
(3)	Represents matching contributions to our 401(k) Plan and Executive Deferred Compensation Plan.
(4)	Includes matching contributions to our Executive Deferred Compensation Plan in the amounts of $34,750, $33,250, and $33,500 for 2014, 2013, and 2012, respectively.
(5)	Includes matching contributions to our Executive Deferred Compensation Plan in the amounts of $25,750, $25,750, and $21,500 for 2014, 2013, and 2012, respectively.

Grants of Plan-Based Awards

The following table reflects estimated possible payouts to the NEOs in 2014 under Redwood’s performance-based bonus compensation plan, as well as actual equity-related grants made in 2014 under Redwood’s Incentive Plan. Actual bonus payouts for performance in 2014 are reflected in the “Summary Compensation” table above. As discussed above under “Executive Compensation — Compensation Discussion and Analysis — 2014 Performance-Based Annual Bonus Compensation,” 2014 target annual performance-based bonuses were weighted 75% on Adjusted ROE and 25% on achievement of pre-established individual goals. For 2014, annual bonuses were subject to an overall maximum of $5 million for Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs.

	Type of Award(1)	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(5)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)(8)	Grant Date Fair Value of Stock and Option Awards ($)(8)
Name				Threshold	Target	Maximum	Threshold	Target(6)	Maximum(7)
Marty Hughes	—	—		—	$1,268,750	$3,768,750	—	—	62,500	—	—
	DSU	2/26/2014	(2)	—	—	—	—	—	—	29,174	$562,475
	DSU	12/17/2014	(3)	—	—	—	—	—	—	75,490	$1,499,986
	PSU	12/17/2014	(4)	—	—	—	—	100,066	200,132	—	$1,499,989
Brett D. Nicholas	—	—		—	$948,750	$3,448,750	—	—	78,744	—	—
	DSU	2/26/2014	(2)	—	—	—	—	—	—	21,910	$422,425
	DSU	12/17/2014	(3)	—	—	—	—	—	—	50,327	$999,997
	PSU	12/17/2014	(4)	—	—	—	—	66,711	133,422	—	$999,998
Christopher J. Abate	—	—		—	$400,000	$1,400,000	—	—	30,457	—	—
	DSU	2/26/2014	(2)	—	—	—	—	—	—	8,335	$160,699
	DSU	12/17/2014	(3)	—	—	—	—	—	—	25,163	$499,989
	PSU	12/17/2014	(4)	—	—	—	—	33,355	66,710	—	$499,991
Fred J. Matera	—	—		—	$675,000	$1,675,000	—	—	16,497	—	—
	DSU	2/26/2014	(2)	—	—	—	—	—	—	14,884	$286,964
	DSU	12/17/2014	(3)	—	—	—	—	—	—	33,970	$674,984
	PSU	12/17/2014	(4)	—	—	—	—	45,030	90,060	—	$675,000
Andrew P. Stone	—	—		—	$375,000	$1,375,000	—	—	31,726	—	—
	DSU	2/26/2014	(2)	—	—	—	—	—	—	8,335	$160,699
	DSU	12/17/2014	(3)	—	—	—	—	—	—	17,614	$349,990
	PSU	12/17/2014	(4)	—	—	—	—	23,348	46,696	—	$349,987

(1)	DSU refers to deferred stock units; PSU refers to performance stock units.
(2)	All NEOs also received a vested DSU award on February 26, 2014, with a grant date fair value of $19.28 per unit. These DSU awards represented the payment, in lieu of cash, of a portion of the value of each of their 2013 annual performance-based bonuses.
(3)	All NEOs received one half of their 2014 annual long-term incentive grant in the form of deferred stock units on December 17, 2014 with a grant date fair value of $19.87 per share, subject to a four year vesting schedule (fully vesting on December 19, 2018). The grants are deferred under Redwood’s Executive Deferred Compensation Plan, with a distribution date of December 19, 2018, unless distribution is electively further deferred by the recipient under the terms of the Company’s Executive Deferred Compensation Plan.

(4)	All NEOs received one half of their 2014 annual long-term incentive grant in the form of a target number of performance stock units on December 17, 2014, subject to a three year performance vesting period ending on December 16, 2017. The number of underlying shares of Redwood common stock that vest and that the award recipient becomes entitled to receive at the time of vesting are contingent upon Redwood’s total stockholder return (TSR) during the performance vesting period according to the following schedule, with prorated vesting for TSR percentages that fall between those set forth below (with the target number of PSUs granted being adjusted to reflect the value of any dividends paid on Redwood common stock during the vesting period):

Three-Year TSR	Vesting/Crediting of Target Shares
Less than 0%	0%
25%	100%
125% or greater	200%
(5)	The amounts reported in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards columns reflect the target, threshold and maximum short-term incentive cash award opportunity for each of the NEOs under the Company’s performance-based annual bonus program which could be earned based upon the Company’s Adjusted ROE for 2014. Please also see “Executive Compensation — Compensation Discussion and Analysis — 2014 Performance-Based Annual Bonus Compensation” starting on page 33 for a more complete description of the Company’s performance-based annual bonus program. Actual amounts awarded to our NEOs for fiscal year 2014 are reflected in the “Summary Compensation” table on page 49.
(6)	Represents the target number of shares to be awarded upon the contingent vesting of PSUs as discussed above in Note 4.
(7)	Represents the portion of 2014 performance-based annual bonuses that would have been paid in vested deferred stock units assuming a maximum performance-based annual bonus ($5 million for each of Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs). The number of deferred stock units was calculated using a common stock price of $19.70 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2014). For PSUs, represents the maximum number of shares that could contingently vest, as discussed above in Note 4, subject to adjustment of the target number of PSUs granted to reflect the value of any dividends paid on Redwood common stock during the vesting period.
(8)	These awards were approved by the Compensation Committee of the Board of Directors and granted pursuant to Redwood’s Incentive Plan. The value of these awards is determined in accordance with FASB Accounting Standards Codification Topic 718 based on the closing price of Redwood’s common stock on the grant date. Information regarding the assumptions used to value our NEOs’ stock units is provided in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K filed February 25, 2015.

Outstanding Equity Awards at Fiscal Year-End

In 2012, 2013, and 2014, annual grants were made in the form of deferred stock units and performance stock units, which are both reflected in the table below. Deferred stock units are included as unvested stock units in the table below whereas performance stock units are reflected as being unearned as of December 31, 2014. In addition, certain equity awards granted prior to 2012 that remain outstanding are also reflected in the table below.

The following table sets forth certain information regarding outstanding equity awards for each NEO as of December 31, 2014.

	Option Awards(1)			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, That Have Not Vested ($)(5)
Marty Hughes	—	—	—	219,834	$4,330,728	281,122	$5,538,103
Brett D. Nicholas	—	—	—	147,814	$2,911,936	187,761	$3,698,892
Christopher J. Abate	—	—	—	64,391	$1,268,507	72,426	$1,426,792
Fred J. Matera	—	—	—	83,670	$1,648,299	110,580	$2,178,426
Andrew P. Stone	—	—	—	45,955	$905,314	60,658	$1,194,963

(1)	Redwood does not currently award stock options.
(2)	Represents unvested deferred stock units as of December 31, 2014. The table below shows the vesting schedule for unvested deferred stock units as of December 31, 2014. Deferred stock units are time-vested and generally vest 25% after the first year, and 6.25% every quarter thereafter. Deferred stock unit awards relating to the schedule below were granted from November 2010 through December 2014.

Total DSUs Vesting On:	Marty S. Hughes	Brett D. Nicholas	Christopher J. Abate	Fred J. Matera	Andrew P. Stone
01/01/2015	16,140	11,442	3,628	4,437	2,371
01/31/2015	16,569	10,604	4,308	6,627	3,976
04/01/2015	15,260	10,522	4,101	4,922	2,751
07/01/2015	15,260	10,522	4,101	4,922	2,751
10/01/2015	15,260	10,522	4,101	4,922	2,751
01/01/2016	15,260	10,522	4,101	4,922	2,751
01/31/2016	18,872	12,581	6,290	8,492	4,403
04/01/2016	13,225	8,832	4,487	5,203	2,854
07/01/2016	13,225	8,833	4,487	5,203	2,854
10/01/2016	13,225	8,833	4,487	5,203	2,854
12/19/2016	4,364	3,036	759	1,423	759
01/01/2017	8,861	5,797	2,650	3,780	2,095
04/01/2017	8,861	5,797	2,650	3,780	2,095
07/01/2017	8,861	5,797	2,650	3,780	2,095
10/01/2017	8,861	5,797	2,650	3,780	2,095
12/20/2017	4,142	2,651	1,077	1,657	994
01/01/2018	4,718	3,146	1,573	2,123	1,101
04/01/2018	4,718	3,146	1,573	2,123	1,101
07/01/2018	4,718	3,146	1,573	2,123	1,101
10/01/2018	4,718	3,146	1,573	2,123	1,101
12/19/2018	4,718	3,146	1,573	2,123	1,101
Total	219,834	147,814	64,391	83,670	45,955

(3)	Assumes a common stock value of $19.70 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2014).
(4)	Represents unearned performance stock units as of December 31, 2014. The unearned performance stock units are shown based on the target number of award shares. The table below shows the vesting schedule for unearned performance stock units as of December 31, 2014 based on the target number of award shares. Performance stock units are performance-based equity awards under which the number of underlying shares of Redwood common stock that vest and that the award recipient becomes entitled to receive at the time of vesting will generally range from 0% to 200% based on total shareholder return over the three-year performance period. Performance stock units are granted annually and vest, if at all, at the end of the three-year performance period. The performance stock unit awards relating to the schedule below were granted from December 2012 through December 2014.

Total PSUs Vesting On:	Marty S. Hughes	Brett D. Nicholas	Christopher J. Abate	Fred J. Matera	Andrew P. Stone
12/06/2015	92,966	64,672	16,168	30,314	16,168
12/09/2016	88,090	56,378	22,903	35,236	21,142
12/20/2017	100,066	66,711	33,355	45,030	23,348
Total	281,122	187,761	72,426	110,580	60,658

Please refer to “Grants of Plan-Based Awards” table above for additional detail on the vesting of PSUs.

(5)	Represents the target number of award shares multiplied by a value per share of $19.70 (the closing price of Redwood common stock on the NYSE on December 31, 2014).

Options Exercised and Stock Vested

The following table sets forth the value of accumulated deferred stock unit awards that vested during 2014 for each NEO.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Marty Hughes	381,852	$7,463,491
Brett D. Nicholas	270,351	$5,282,557
Christopher J. Abate	25,486	$489,264
Fred J. Matera	110,559	$2,159,498
Andrew P. Stone	59,867	$1,169,482

(1)	The value realized on vesting is calculated by multiplying the number of shares vesting by the fair market value of Redwood’s stock on the respective vesting date.

Non-Qualified Deferred Compensation

Our Executive Deferred Compensation Plan permits eligible employees to voluntarily defer receipt of a portion or all of their salary, bonus, and/or dividend equivalent right payments on a tax deferred basis for distribution from the plan to the employee at a later date, and requires all deferred stock units awarded to be deferred into the plan for distribution from the plan to the employee at a later date. Each of our NEOs is a participant in our Executive Deferred Compensation Plan. Each of our NEOs other than Mr. Matera voluntarily deferred a portion of his cash earnings during fiscal year 2014.

Interest accrual in respect of cash amounts deferred in our Executive Deferred Compensation Plan is described above under “Executive Compensation — Compensation Discussion and Analysis — Deferred Compensation.” Our NEOs are also entitled to a Redwood matching contribution on all or a portion of their executive deferred compensation cash deferrals subject to vesting requirements and a matching contribution limit, as described above under “Executive Compensation — Compensation Discussion and Analysis —  Deferred Compensation.” As of December 31, 2014, all of our NEOs were fully vested in matching payments made under our Executive Deferred Compensation Plan and 401(k) Plan.

The following table sets forth information with respect to our NEOs’ cash contributions, vested deferred stock unit contributions, cash and deferred stock unit withdrawals, earnings, and aggregate balances in our Executive Deferred Compensation Plan for the fiscal year ended December 31, 2014.

Name	Executive Contributions in 2014	Registrant Contributions in 2014	Aggregate Earnings in 2014(1)	Aggregate Withdrawals/ Distributions in 2014	Aggregate Balance at 12/31/2014(2)
Marty Hughes(3)	$7,532,995	$34,750	$6,390	$(4,738,220)	$7,733,976
Brett D. Nicholas(4)	$5,334,057	$25,750	$5,921	$(3,837,898)	$5,488,201
Christopher J. Abate(5)	$519,764	$15,250	$3,034	$(147,824)	$588,121
Fred J. Matera(6)	$2,159,498	—	$246	$(1,294,967)	$2,189,375
Andrew P. Stone(7)	$1,196,982	$13,750	$3,047	$(673,661)	$1,278,541

(1)	Represents market rate interest earned on cash balances in our Executive Deferred Compensation Plan. “Market rate interest” is defined as 120% of long-term applicable federal rate as published by the IRS.
(2)	The balance indicated reflects the value of vested deferred stock units in the plan assuming the price of $19.70 per share (the closing price of Redwood common stock on the NYSE on December 31, 2014) and the cash balance in Redwood’s Deferred Compensation Plan.
(3)	Mr. Hughes’ contribution included $69,504 in voluntary cash deferrals from his 2014 compensation (reported as compensation in the “Summary Compensation” table above) and $7,463,491 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Hughes also received a distribution of 212,448 shares of common stock underlying deferred stock units which were previously awarded in 2009 and 2010.
(4)	Mr. Nicholas’ contribution included $51,500 in voluntary cash deferrals from his 2014 compensation (reported as compensation in the “Summary Compensation” table above) and $5,282,557 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Nicholas received a distribution of 172,870 shares of common stock underlying deferred stock units which were previously awarded in 2009 and 2010.
(5)	Mr. Abate’s contribution included $30,500 in voluntary cash deferrals from his 2014 compensation (reported as compensation in the “Summary Compensation” table above) and $489,264 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Abate also received a distribution of 5,829 shares of common stock underlying deferred stock units which were previously awarded in 2009.
(6)	Mr. Matera’s contribution included $2,159,498 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Matera also received a distribution of 59,402 shares of common stock underlying deferred stock units which were previously awarded in 2009 and 2010.
(7)	Mr. Stone’s contribution included $27,500 in voluntary cash deferrals from his 2014 compensation (reported as compensation in the “Summary Compensation” table above) and $1,169,482 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Stone also received a distribution of 29,604 shares of common stock underlying deferred stock units which were previously awarded in 2009 and 2010.

Potential Payments upon Termination or Change of Control

Two of our Named Executive Officers, Mr. Hughes and Mr. Nicholas, had, as of December 31, 2014, an employment agreement with Redwood. These employment agreements continue to remain in place and provide for severance payments, vesting of equity-related awards, and other benefits in the event the executive is terminated without “cause” or resigns with “good reason,” which are each defined in the applicable agreement. The employment agreements provide for one year terms ending on December 31 of each year and are subject to automatic one-year renewals if not terminated by either party. No other executive officers of Redwood are party to an employment agreement with Redwood.

Each employment agreement provides for the executive to receive severance payments in the event we terminate the executive’s employment without “cause” or the executive resigns for “good reason” (each as defined below). The severance payments would be in addition to payment of the executive’s base salary through the date of termination of the executive’s employment. If terminated without “cause” or if the executive had terminated for “good reason” on December 31, 2014, the aggregate amount of these severance payments would have been equal to 250% of such executive’s base salary plus 150% of his base salary prorated to the date of termination.

In addition, all outstanding equity-related awards granted to these executives would immediately vest upon either such type of termination, unless otherwise provided in the grant agreement for an equity-related award. In addition, for the one-year period following termination of employment, these executives would be entitled to receive all life insurance, disability insurance, and medical coverage fringe benefits as if the executive had not been terminated.

The employment agreements provide that 75% of severance amounts due will be paid in a lump sum six months following termination and the remaining 25% will be paid in equal monthly installments over the succeeding six months.

In February 2011 the employment agreements with these executives were amended to eliminate the provision of excise tax gross-ups with respect to excise taxes that may be imposed on change-in-control severance payments. The amendments provide that in the event that any payments or benefits under these employment agreements constitute an “excess parachute payment” for purposes of Section 280G of the Code, the amounts otherwise payable and benefits otherwise due under these employment agreements will either (i) be delivered in full or (ii) be reduced or limited to the minimum extent necessary to ensure that no payments under these employment agreements will be subject to the excise tax imposed under Section 4999 of the Code, whichever of the foregoing amounts, taking into account applicable federal, state and local income and employment taxes and the excise tax imposed under Section 4999 of the Code, results in the largest benefit to the executive on an after-tax basis, notwithstanding that all or some portion of such payments and/or benefits may be subject to the excise tax imposed under Section 4999 of the Code.

All severance benefits under each agreement are contingent on the executive agreeing to execute an agreement releasing all claims against Redwood and the executives are subject to non-solicitation restrictions for a year following a termination for which severance is paid.

“Cause” for Mr. Hughes and Mr. Nicholas is defined as (i) the executive’s material failure to substantially perform the reasonable and lawful duties of his position for Redwood, which failure shall continue for 30 days after notice thereof; (ii) acts or omissions constituting gross negligence, recklessness, or willful misconduct in the performance of the executive’s duties, fiduciary obligations or otherwise relating to the business of Redwood; (iii) the habitual or repeated neglect of the executive’s duties; (iv) the executive’s conviction of a felony; (v) theft or embezzlement, or attempted theft or embezzlement, of money, tangible, or intangible assets or property of Redwood or its employees; (vi) any act of moral turpitude by the executive injurious to the interest, property, operations, business, or reputation of Redwood; or (vii) unauthorized use or disclosure of trade secrets or confidential or proprietary information pertaining to Redwood’s business.

“Good reason” for Mr. Hughes and Mr. Nicholas is defined as the occurrence, without the executive’s written consent, of (i) a significant reduction in the executive’s responsibilities or title; (ii) a reduction in the executive’s base salary or a material reduction by Redwood in the value of the executive’s total compensation package if such a reduction is not made in proportion to an across-the-board reduction of all senior executives of Redwood and a change of control has not occurred; (iii) the relocation of the executive’s principal office to a location more than 25 miles from its location as of the effective date of the agreement; (iv) a failure at any time to renew the employment agreement; (v) the complete liquidation of Redwood; or (vi) in the event of a merger, consolidation, transfer, or closing of a sale of all or substantially all the assets of Redwood, the failure of the successor company to affirmatively adopt the employment agreement.

In the event of a “change of control” (as defined below) in which the surviving or acquiring corporation does not assume outstanding equity-related awards or substitute equivalent awards, the executive’s outstanding equity-related awards will immediately vest and become exercisable. If the awards are assumed or substituted, then acceleration only would occur upon a qualifying employment termination (involuntary without cause or voluntary for good reason).

In addition, in the event of termination due to the executive’s death or disability, the employment agreements provide for (i) the payment to the executive or his estate of (a) the executive’s base salary to the date of termination, and (b) the executive’s target annual bonus for the year, prorated to the date of termination, and (ii) vesting in full of all of the executive’s outstanding stock options and other equity-related awards, unless otherwise provided in the grant agreement for an equity-related award.

“Change of control” is defined as the occurrence of any of the following:

(1)	any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires ownership of stock of Redwood that, together with other stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of all stock of Redwood; or
(2)	any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Redwood possessing 30 percent or more of the total voting power of the stock of Redwood; or
(3)	during any 12-month period, a majority of the members of Redwood’s Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of Redwood’s Board of Directors prior to such appointment or election; or
(4)	any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Redwood that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Redwood immediately before such acquisition or acquisition; provided, that no change of control shall be deemed to occur when the assets are transferred to (x) a stockholder of Redwood in exchange for or with respect to its stock, (y) a person, or more than one person acting as a group (within the meaning of Section 409A of the Code), that owns, directly or indirectly, 50 percent or more of the total value or voting power of all of the outstanding stock of Redwood, or (z) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person that owns directly or indirectly 50 percent or more of the total value or voting power of all of the outstanding stock of Redwood, in each case with such persons status determined immediately after the transfer of assets.

If either of Mr. Hughes or Mr. Nicholas had been terminated as of December 31, 2014 either voluntarily with “good reason” or involuntarily without “cause,” the approximate value of the severance benefits payable to the executive would have been as follows, as calculated in accordance with the terms of the respective employment agreements in place on December 31, 2014. Any executive officer not contractually entitled to severance benefits is not listed in the table below.

Name	Cash Severance Payment	Accelerated Vesting of Deferred Stock Units(1)	Benefits(2)	Excise Tax & Excise Tax Gross Up(3)	Total Value Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason”
Marty Hughes	$2,900,000	$4,330,728	$43,389	—	$7,274,117
Brett D. Nicholas	$2,300,000	$2,911,936	$40,384	—	$5,252,320

(1)	The value of acceleration of deferred stock units assumes a common stock price of $19.70 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2014). As there were no unvested stock options as of December 31, 2014, no value was attributable to accelerated vesting of stock options. Although unvested performance stock units are not forfeited following a termination without “Cause,” no value for unvested performance stock units was included due to the fact that under the applicable award agreements upon a termination without “Cause” the number of unvested performance stock units would be prorated to reflect the portion of the performance period during which the executive was employed prior to termination, but such prorated number of performance stock units would vest, if at all, only at the end of the performance period and only to the extent the performance vesting threshold is met at the end of the performance period.
(2)	Each of Mr. Hughes and Mr. Nicholas are entitled to a continuation of health insurance, life insurance, and long-term disability insurance for a year after employment.
(3)	In March 2011, the employment agreements with these executives were amended to eliminate the provisions of those agreements that provided for excise tax gross-ups with respect to excise taxes that may be imposed on change-in-control severance payments made under these agreements.

Compensation Risks

As noted above, the Compensation Committee reviews risks that may arise from Redwood’s compensation policies and practices. In particular, during the fourth quarter of 2014, management, in consultation with Cook & Co. and the Compensation Committee, prepared a framework for performing a compensation risk assessment, which framework provided for assessment of risks relating to, among other things, components of compensation, performance metrics, performance-based compensation leverage, the timing of compensation delivery, equity-based incentive compensation, stock ownership requirements, stock trading policies, methods for assessing performance, and performance culture. Subsequently, management utilized the framework to prepare a compensation risk assessment for review and consideration by the Compensation Committee and the Audit Committee. Following the review and discussion of this assessment by those Committees, as well as other reviews and discussions relating to risks that may arise from Redwood’s compensation policies and practices, the Compensation Committee determined, after consultation with Cook & Co., that it does not currently believe that Redwood’s compensation policies and practices are reasonably likely to have a material adverse effect on Redwood.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information, as of December 31, 2014, with respect to compensation plans under which equity securities of the registrant are authorized for issuance.

	(a)	(b)		(c)	(d)
Plan Category	Plan Name	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (b))
Equity compensation plan approved by security holders	2014 Incentive Award Plan	3,631,315	(1)(2)	— (3)	2,225,245
Equity compensation plan approved by security holders	2002 Employee Stock Purchase Plan	—		—	175,682
Total		3,631,315		—	2,400,927

(1)	As of December 31, 2014, 3,631,315 shares of common stock may be issued pursuant to (i) 2,168,824 outstanding deferred stock units (DSUs) and (ii) 1,462,491 outstanding performance stock units (PSUs). Does not include 109,464 shares of restricted stock where the restrictions have not yet lapsed, but which shares are issued and outstanding. For additional information regarding each category of equity awards, please refer to Note 2 below.
(2)	As of December 31, 2014, 2,168,824 outstanding DSUs consisted of 1,287,862 units which were vested and 880,962 units which were unvested. As of December 31, 2014, there were no outstanding stock options. As of December 31, 2014, 761,051 PSUs were unearned and outstanding (based on the target number of shares to be awarded upon the contingent vesting of PSUs) and 701,440 PSUs were fully vested. PSUs are performance-based equity awards under which the number of shares of common stock that may be issued at the time of vesting will generally range from 0% to 200% of the number of PSUs granted based on the level of satisfaction of the applicable performance-based vesting condition over the vesting period, with the number of PSUs granted being adjusted to reflect the value of any dividends paid on shares of common stock during the vesting period.
(3)	As of December 31, 2014, there were no outstanding stock options and under our 2014 Incentive Award Plan no exercise price is applicable to DSUs or PSUs.

ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership of, and transactions in, our common stock with the SEC within certain time periods following events giving rise to such filing requirements. Their initial report must be filed using the SEC’s Form 3 and subsequent stock purchases, sales, option exercises and other changes must be reported on the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on the SEC’s Form 5. Based solely on a review of the copies of such reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers, and stockholders were complied with during 2014.

Absence of Compensation Committee Interlocks and No Insider Participation on Compensation Committee

Our Compensation Committee currently consists of Ms. Proctor (the Chair), Mr. Baum, Ms. Byerwalter, Ms. Pallotta, and Mr. Pero. No member of our Compensation Committee has served as an officer or employee of Redwood at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Certain Relationships and Related Transactions

Our Board of Directors monitors and reviews issues involving potential conflicts of interest and related party transactions. In this regard, the Board of Directors applies Redwood’s Code of Ethics, which provides that directors, officers, and all other employees are prohibited from taking actions, having interests, or having relationships that would cause a conflict of interest, and our directors, officers, and all other employees are expected to refrain from taking actions, having interests, or having relationships that would even appear to cause a conflict of interest. Except as described below, there were no relationships or related party transactions between Redwood and any affiliated parties that are required to be reported in this Proxy Statement.

Relationship with Latham & Watkins LLP.  Mr. Pero is a retired partner of Latham & Watkins LLP and has been a director of Redwood since November 2009. Latham & Watkins LLP provides legal services to Redwood. Mr. Pero’s retirement payments from Latham & Watkins LLP are adjusted to exclude any proportionate benefit received from the fees paid by Redwood to Latham & Watkins LLP.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors reports to and acts on behalf of the Board of Directors in providing oversight of the financial and risk management, independent registered public accounting firm, and financial reporting procedures of Redwood. Redwood’s management is responsible for internal controls and for preparing Redwood’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of Redwood’s consolidated financial statements in accordance with the Public Company Accounting Oversight Board (PCAOB) standards and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities by Redwood’s management and the independent auditors.

In this context the Audit Committee met and held discussions during 2014 and 2015 with management and the independent registered public accounting firm (including private sessions with the independent registered public accounting firm and Redwood’s head of internal audit). During these meetings, the Audit Committee, among other things, reviewed and discussed with both management and the independent registered public accounting firm the quarterly and audited year-end financial statements and reports prior to their issuance. These meetings also included an overview of the preparation and review of these financial statements and a discussion of any significant accounting issues. Management and the independent registered public accounting firm advised the Audit Committee that these financial statements were prepared under generally accepted accounting principles in all material respects. The Audit Committee also discussed the quality, not just the acceptability, of the accounting principles used in preparing the financial statements, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T.

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding the firm’s independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The independent registered public accounting firm provided certain other services in 2014. These disclosures and other matters relating to the firm’s independence were reviewed by the Audit Committee and discussed with the independent registered public accounting firm.

The independent registered public accounting firm discussed the scope of its audit with the Audit Committee prior to the audit. The Audit Committee discussed the results of the audit with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of Redwood’s internal controls, policies, and systems, and the overall quality of Redwood’s financial reporting.

Based on its review of the financial statements, and in reliance on its review and discussions with management and the independent registered public accounting firm, the results of internal and external audit examinations, evaluations by the independent registered public accounting firm of Redwood’s internal controls, and the quality of Redwood’s financial reporting, the Audit Committee recommended to the Board of Directors that Redwood’s audited financial statements be included in Redwood’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Audit Committee:
Greg H. Kubicek, Chair
Mariann Byerwalter
Karen R. Pallotta
Georganne C. Proctor
Charles J. Toeniskoetter

Fees to Independent Registered Public Accounting Firm for 2014 and 2013

Grant Thornton LLP audited Redwood’s financial statements and otherwise acted as Redwood’s independent registered public accounting firm with respect to the fiscal years ended December 31, 2014 and 2013. The following is a summary of the fees billed to Redwood by Grant Thornton LLP for professional services rendered for 2014 and 2013:

	Fiscal Year 2014	Fiscal Year 2013
Audit Fees	$1,605,000	$1,523,080
Audit-Related Fees	90,950	71,075
Total Fees	$1,695,950	$1,594,155

Audit Fees were for the audits of our annual consolidated financial statements included in our Annual Report on Form 10-K, review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, audits of our internal controls over financial reporting as required by Sarbanes Oxley, audits of annual financial statements of certain of our subsidiaries, as well as other services in connection with statutory and regulatory filings or engagements.

Audit-Related Fees reflect fees incurred for assurance and related services that are related to the performance of the audit or review of our financial statements, primarily including comfort letters and consents issued in association with securities offerings.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

It is the Audit Committee’s policy to review and pre-approve the scope, terms, and related fees of all auditing services and permitted non-audit services provided by the Independent Registered Accounting Firm, subject to de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit.

ITEM 2 — RATIFICATION OF APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP as the independent registered public accounting firm to audit the books of Redwood and its subsidiaries for the year ending December 31, 2015, to report on the consolidated financial statements of Redwood and its subsidiaries, and to perform such other appropriate accounting services as may be required by our Board of Directors. The Board of Directors recommends that the stockholders vote in favor of ratifying the appointment of Grant Thornton LLP for the purposes set forth above. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will consider a change in auditors for the next year.

Grant Thornton LLP has advised the Audit Committee that they are independent accountants with respect to Redwood, within the meaning of standards established by the American Institute of Certified Public Accountants, the PCAOB, and the Independence Standards Board and federal securities laws administered by the SEC. A representative of Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in ratifying the appointment of Grant Thornton LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS REDWOOD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

ITEM 3 — VOTE ON ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), provides Redwood’s stockholders with an opportunity to vote on a resolution to approve, on an advisory (non-binding) basis, the compensation of Redwood’s Named Executive Officers (also referred to as NEOs) as disclosed in this Proxy Statement in the Compensation Discussion and Analysis section and the related executive compensation tables. This proposal, commonly known as a “say-on-pay” proposal, gives Redwood’s stockholders the opportunity to express their views on the compensation of Redwood’s Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Redwood’s NEOs and the executive compensation philosophy, objectives, programs, plans, policies, and practices described in this Proxy Statement. Redwood’s NEOs are the officers listed in the various compensation tables of the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables that follow that Compensation Discussion and Analysis section.

The Compensation Committee of Redwood’s Board of Directors acts on behalf of the Board of Directors in administering Redwood’s executive compensation plans and programs. As described in detail within the Compensation Discussion and Analysis section of this Proxy Statement, Redwood has a performance-based executive compensation philosophy that seeks to provide incentives to achieve both short-term and long-term business objectives and ensure that Redwood can hire and retain talented individuals in a competitive marketplace. Based on this compensation philosophy, Redwood’s executive compensation objectives are as follows:

•	Attract and retain highly qualified and productive executives.
•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and a long-term basis, with an emphasis on the long-term.
•	Reinforce the linkage between the interests of Redwood’s executives and its long-term stockholders by encouraging ownership of Redwood stock by executives and rewarding stockholder value creation.
•	Ensure that compensation levels are both externally competitive and internally equitable.

Please read the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page 21, and the related executive compensation tables, which begin on page 49, for more information about the compensation of Redwood’s NEOs for 2014. The Compensation Committee is committed to providing disclosure within the Compensation Discussion and Analysis section of this Proxy Statement that gives insight into the process by which it arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, the Compensation Discussion and Analysis describes:

•	The Compensation Committee’s process for reviewing all components of the CEO’s compensation and that of the other NEOs;
•	The reasons for paying each element of compensation to the NEOs and Redwood’s compensation philosophy, objectives, and methodology for competitive benchmarking, including the use of peer groups; and
•	The performance measures and goals used for performance-based compensation and the factors taken into account in the Compensation Committee’s determination of whether those measures and goals are satisfied.
•	The severance and change of control payments that certain executives may become entitled to under certain circumstances.
•	The role of the Committee’s independent compensation consultant.

Each year the Committee reviews Redwood’s compensation philosophy and its executive compensation plans and programs. After taking into account both feedback from stockholders obtained during shareholder outreach efforts and the outcome of recent stockholder advisory vote on executive compensation (commonly referred to as “say-on-pay” votes), the Committee makes compensation determinations it believes are necessary or appropriate in light of its executive compensation objectives.

Over the past four years, since the inception of “Say-on-Pay” voting at Redwood’s annual stockholders’ meetings, Redwood’s stockholders have consistently approved annual non-binding resolutions to approve NEO compensation, with support of 93%, 91%, 96%, and 80% of votes cast in 2011 through 2014, respectively. The Committee takes these voting results into account each year as it reviews Redwood’s compensation philosophy and practices.

In addition, the Chair of the Committee, together with members of Redwood’s management, have engaged in stockholder outreach efforts to review, discuss, and solicit feedback on Redwood’s compensation philosophy and practices. These outreach efforts have taken the form of telephone conferences with stockholders in advance of our 2014 annual stockholders’ meeting, as well as in-person outreach meetings during October 2014 and January 2015 with some of Redwood’s most significant institutional stockholders:

•	In advance of our 2014 annual stockholders’ meeting, telephone conferences took place with approximately 45 different stockholders that we estimated then held approximately 85% of Redwood’s outstanding common stock; and
•	During October 2014 and January 2015, in-person meetings that included the Committee Chair took place with seven different institutional stockholders that we estimated then held approximately 25% of Redwood’s outstanding common stock.

The Committee believes that this ongoing stockholder outreach process results in a more detailed understanding of recent “Say-on-Pay” voting results and provides a forum for valuable feedback from stockholders regarding their views on executive compensation philosophy and practices.

Highlighted below are summaries of some of the key determinations made by the Committee with respect to 2014 executive compensation, as well some of the key factors that were taken into account in making those determinations. Each of these key items is discussed more fully within the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page 21 of this Proxy Statement. The Board of Directors and the Compensation Committee believe these determinations should be taken into consideration by stockholders in exercising their advisory vote on executive compensation.

Redwood’s Financial Performance in 2014.  In 2014:

•	Redwood’s net income was approximately $101 million, as reported under GAAP.
•	Redwood earned an 8.0% ROE, based on its 2014 GAAP financial results.
•	Redwood earned a 9.2% AROE, a non-GAAP financial metric that is further described below.
•	Redwood paid a total of $1.12 per share in dividends (a dividend of $0.28 per share per quarter).
•	Redwood’s TSR was approximately 7.9%.
º	Over the 2012 – 2014 three-year period, Redwood’s cumulative TSR was approximately 134%, representing an annualized rate of approximately 32.7%.

Financial Performance Target for 2014.  Redwood’s 2014 financial performance exceeded the financial performance target established by the Committee at the beginning of 2014. For 2014, the Committee had provided that the company performance component of annual bonuses for the CEO and the other NEOs would not be paid at above-target levels unless Redwood’s adjusted return-on-equity (AROE) for 2014 exceeded 8.75%. As noted above, for 2014, Redwood’s AROE was 9.2%.

AROE is the financial metric that the Committee has consistently used from year-to-year to determine the company performance component of annual bonuses for the CEO and the other NEOs. AROE is a non-GAAP financial performance measure that reflects income earned on invested equity capital by excluding certain unrealized mark-to-market gains and losses from equity. The Committee believes that AROE provides an appropriate measure of financial performance for a company like Redwood, whose primary source of earnings is income from investments in real estate-related assets and mortgage banking activities, and it is a performance metric that is correlated with long-term stockholder returns. Redwood’s AROE is reconciled to ROE determined in accordance with GAAP in Annex A to this Proxy Statement.

The Committee set the AROE performance target during the first quarter of 2014, after consideration of various factors and after consultation with the full Board of Directors. The Committee’s process for establishing this performance target includes a review of, among other things, risk-free interest rates, the risk-adjusted premium to risk-free rates that would represent attractive financial performance for Redwood, the anticipated financial and operating environment for Redwood in the upcoming year, and Redwood’s long-term strategic position and goals.

2014 Performance-Based Annual Bonus Compensation.  In accordance with Redwood’s pay-for-performance philosophy, 2014 annual bonus compensation for the CEO and the other NEOs was primarily determined by Redwood’s 2014 financial performance.

•	For 2014, an aggregate of approximately $4.3 million in annual bonus compensation was earned by the CEO and the other NEOs. Of this amount, a total of approximately $3.2 million, or approximately 75%, was earned based directly on Redwood’s 2014 financial performance as measured by AROE.
•	The other approximately $1.1 million of aggregate bonus compensation earned by the CEO and the other NEOs for 2014 was earned based on individual executive performance.

The annual bonus compensation paid to the CEO and the other NEOs declined sharply from 2013 to 2014, reflecting Redwood’s pay-for-performance philosophy. In 2013, Redwood’s AROE of 16.2% was significantly above the target established for 2013 by the Committee, resulting in 2013 performance-based annual bonuses that were also significantly above the target bonus levels established by the Committee for 2013. For 2014, Redwood’s AROE of 9.2% exceeded the target established for 2014 by the Committee, but only by a small margin, resulting in 2014 performance-based annual bonuses that did not significantly exceed the target bonus levels established by the Committee for 2014.

Over the past several years, Redwood’s pay-for-performance philosophy has resulted in significant variability in the level of performance-based annual bonuses paid to the CEO and the other NEOs as the level of Redwood’s financial performance varied over the same period. The graphs below illustrate the correlation between Redwood’s financial performance, as measured by AROE, and the amount of performance-based annual bonuses paid to the CEO and all NEOs (including the CEO) as a group over the past four years, which are the full calendar years that Redwood’s current CEO has been in the CEO position (following the mid-year retirement in 2010 of Redwood’s prior CEO). Redwood’s AROE is reconciled to ROE determined in accordance with GAAP in Annex A to this Proxy Statement.

CEO’s Performance-Based Annual Bonus v. Redwood’s AROE

Aggregate NEOs’ Performance-Based Annual Bonuses v. Redwood’s AROE

Overall 2014 Compensation.  For 2014, the CEO and the other NEOs were provided a combination of different types of compensation in accordance with Redwood’s performance-based compensation philosophy in order to incentivize both short-term and long-term business objectives, as well as to ensure that Redwood’s compensation practices enable it to retain talented individuals in a competitive marketplace.

In particular, for 2014, approximately 57% of the CEO’s compensation, and 54% of the compensation of all NEOs (including the CEO) as a group, were long-term incentives in the form of equity-based awards that are subject to long-term vesting requirements. The Committee believes that delivering a significant portion of compensation in the form of these types of equity-based awards is appropriate to align the interests of the CEO and the other NEOs with those of long-term Redwood stockholders. The vesting and performance terms of these awards are summarized below; the same vesting and performance terms have been used consistently by the Committee over the past several years for long-term equity-based awards made to the CEO and the other NEOs.

•	One half of the equity awards granted to the CEO and the other NEOs as part of 2014 compensation were in the form of performance stock units (PSUs), which are performance-based awards with a target number of shares of underlying Redwood common stock that will vest at the end of a three-year performance period based on the extent to which total stockholder return (TSR) from December 2014 to December 2017 is positive:
º	If TSR over this three-year performance period is 25%, then the target number of shares vest;
º	If TSR over this three-year performance period is 125%, then twice the target number of shares vest;
º	If TSR over this three-year performance period is flat or negative, none of these performance-based awards vest – i.e., the CEO and the other NEOs would forfeit these awards if Redwood does not generate a positive TSR over this three-year performance period.
•	The other half of the equity awards granted to the CEO and the other NEOs as part of 2014 compensation were in the form of deferred stock units (DSUs), which are stock-based awards that vest on a pro-rata basis over a four-year period ending in December 2018. All of these DSUs, regardless of vesting, are required to be held until the conclusion of the four-year vesting period, exposing the value of these awards to the performance of Redwood’s stock over this four-year period.

The charts below illustrate how total 2014 compensation of the CEO and of all NEOs (including the CEO) as a group was allocated among the differing forms of compensation described above.

At this 2015 Annual Meeting, stockholders are being asked to indicate their support for the compensation of Redwood’s Named Executive Officers as disclosed in this Proxy Statement. As noted above, this vote is not intended to address any one specific item of compensation, but rather the overall compensation of Redwood’s Named Executive Officers and the executive compensation philosophy, objectives, programs, plans, policies, and practices described in this Proxy Statement.

The Board of Directors has determined to hold an advisory “say on pay” vote every year. Accordingly, Redwood’s stockholders are asked to vote “FOR” the following advisory resolution at the Annual Meeting:

“RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Annual Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure, is hereby approved.”

This “say-on-pay” vote is a non-binding advisory vote. The approval or disapproval of this resolution by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding Redwood’s executive compensation practices. The final decision on the compensation and benefits of Redwood’s Named Executive Officers and on whether, and if so, how, to address stockholder disapproval of this resolution remains with the Board of Directors and the Compensation Committee. Unless the Board of Directors modifies its determination of the frequency of future “say on pay” advisory votes, the next “say on pay” advisory vote (following the 2015 Annual Meeting) will be held at Redwood’s 2016 annual meeting of stockholders.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory basis, the resolution approving the compensation of Redwood’s Named Executive Officers. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), stockholders may present proper proposals for inclusion in Redwood’s 2016 annual proxy statement and for consideration at Redwood’s 2016 annual meeting of stockholders. To be eligible for inclusion in Redwood’s 2016 annual proxy statement, a stockholder proposal must be received in writing not less than 120 calendar days before the first anniversary of the date we released our proxy statement for the preceding year’s annual meeting and must otherwise comply with Rule 14a-8 under the Exchange Act. Accordingly, a stockholder nomination for director or proposal of business intended to be considered at the 2016 annual meeting of stockholders must be received by Redwood’s Secretary not later than December 11, 2015 to be eligible for inclusion in our 2016 annual proxy statement. While the Board of Directors will consider stockholder proposals, Redwood reserves the right to omit from its annual proxy statement stockholder proposals that it is not required to include under the Exchange Act and Redwood’s Bylaws, including as a result of Rule 14a-8 under the Exchange Act.

In addition, our Bylaws contain advance notice provisions with respect to matters to be brought before an annual meeting, including nominations for election to the Board of Directors. Our Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice containing the information required by the Bylaws must be delivered to our Secretary at our principal executive office not earlier than the 150th day prior to the first anniversary of the date we released the proxy statement for the preceding year’s annual meeting nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date we released the proxy statement for the preceding year’s annual meeting. Accordingly, under our Bylaws, a stockholder nomination for director or proposal of business intended to be considered at the 2016 annual meeting of stockholders must be received by the Secretary not earlier than November 11, 2015, and not later than 5:00 p.m., Pacific Time, on December 11, 2015. Proposals should be mailed to Redwood Trust, Inc., Attention: Secretary, One Belvedere Place, Suite 300, Mill Valley, CA 94941. A copy of the Bylaws may be obtained from Redwood’s Secretary by written request to the same address.

INFORMATION INCORPORATED BY REFERENCE

This Proxy Statement incorporates by reference the information set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 (the 2014 Annual Report) under the following headings: Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures about Market Risk; Item 8. Financial Statements and Supplementary Data; and Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure. Copies of our 2014 Annual Report on Form 10-K are available upon request without charge. Requests may be oral or written and should be directed to the attention of the Secretary of Redwood at (415) 389-7373 or at the principal executive offices of Redwood at the address set forth above under “Stockholder Proposals for the 2015 Annual Meeting.” In addition, within the Investor Information section of Redwood’s website located at www.redwoodtrust.com, you can obtain, without charge, a copy of our 2014 Annual Report on Form 10-K. Please note that the information on our website is not part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Andrew P. Stone

Secretary

March 20, 2015
Mill Valley, California

Annex A

Reconciliation of:
2014 Adjusted Return on Equity (Adjusted ROE)
to
2014 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2014 GAAP Net Income	$100,569	$100,569
2014 Average GAAP Equity	$1,250,627	$1,250,627
Adjustment: Subtract average 2014 GAAP Accumulated Other Comprehensive Income(1)	—	$157,521
2014 Average Equity	$1,250,627	$1,093,106
Calculation: Divide 2014 GAAP Net Income by 2014 Average Equity	8.0%	9.2%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2013 Adjusted Return on Equity (Adjusted ROE)
to
2013 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2013 GAAP Net Income	$173,246	$173,246
2013 Average GAAP Equity	$1,200,461	$1,200,461
Adjustment: Subtract average 2013 GAAP Accumulated Other Comprehensive Income(1)	—	$131,843
2013 Average Equity	$1,200,461	$1,068,618
Calculation: Divide 2013 GAAP Net Income by 2013 Average Equity	14.4%	16.2%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

A-1

Reconciliation of:
2012 Adjusted Return on Equity (Adjusted ROE)
to
2012 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2012 GAAP Net Income	$131,769	$131,769
2012 Average GAAP Equity	$987,330	$987,330
Adjustment: Subtract average 2012 GAAP Accumulated Other Comprehensive Income(1)	—	$45,417
2012 Average Equity	$987,330	$941,913
Calculation: Divide 2012 GAAP Net Income by 2012 Average Equity	13.3%	14.0%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2011 Adjusted Return on Equity (Adjusted ROE)
to
2011 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2011 GAAP Net Income	$26,343	$26,343
2011 Average GAAP Equity	$1,003,523	$1,003,523
Adjustment: Subtract average 2011 GAAP Accumulated Other Comprehensive Income(1)	—	$71,525
2011 Average Equity	$1,003,523	$931,998
Calculation: Divide 2011 GAAP Net Income by 2011 Average Equity	2.6%	2.8%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

A-2

REDWOOD TRUST

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals

1. Election of the nine nominees to the Board of Directors. **The Board of Directors recommends a vote FOR all nine nominees to the Board of Directors.**

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Richard D. Baum	☐	☐	☐	02 - Douglas B. Hansen	☐	☐	☐	03 - Mariann Byerwalter	☐	☐	☐
04 - Marty Hughes	☐	☐	☐	05 - Greg H. Kubicek	☐	☐	☐	06 - Karen R. Pallotta	☐	☐	☐
07 - Jeffrey T. Pero	☐	☐	☐	08 - Georganne C. Proctor	☐	☐	☐	09 - Charles J. Toeniskoetter	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2015. **The Board of Directors recommends a vote FOR ratification.**	☐	☐	☐
3. Non-binding advisory resolution to approve named executive officer compensation. **The Board of Directors recommends a vote FOR approval.**	☐	☐	☐

4. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

By marking this box, I consent to access future Annual Reports and Proxy Statements of Redwood Trust, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Redwood Trust, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Redwood Trust's transfer agent, Computershare Investor Services, at 1-888-472-1955. ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card and insert the date of your signature(s). All joint holders must sign. When signing as an attorney, trustee, executor, administrator, guardian, or corporate officer, please provide your FULL title under your signature(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 2 2 6 2 1 7 2

01ZTFB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Redwood Trust, Inc.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders – May 19, 2015

THE UNDERSIGNED STOCKHOLDER OF REDWOOD TRUST, INC., A MARYLAND CORPORATION (THE "COMPANY"), HEREBY APPOINTS MARTY HUGHES, BRETT D. NICHOLAS, AND CHRISTOPHER J. ABATE, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA 94941 ON MAY 19, 2015, AT 10:30 A.M., LOCAL TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT THAT MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE SPECIFIED NOMINEES FOR DIRECTOR, "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015 AND "FOR" THE NON-BINDING ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF THE COMPANY IN A FIDUCIARY, CUSTODIAL, OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 19, 2015: Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2014 are available at http://www.envisionreports.com/RWT.

REDWOOD TRUST

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
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ADD 3
ADD 4
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ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 19, 2015.

Vote by Internet

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- Or scan the QR code with your smartphone
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Vote by telephone

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals

1. Election of the nine nominees to the Board of Directors. **The Board of Directors recommends a vote FOR all nine nominees to the Board of Directors.**

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Richard D. Baum	☐	☐	☐	02 - Douglas B. Hansen	☐	☐	☐	03 - Mariann Byerwalter	☐	☐	☐
04 - Marty Hughes	☐	☐	☐	05 - Greg H. Kubicek	☐	☐	☐	06 - Karen R. Pallotta	☐	☐	☐
07 - Jeffrey T. Pero	☐	☐	☐	08 - Georganne C. Proctor	☐	☐	☐	09 - Charles J. Toeniskoetter	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2015. **The Board of Directors recommends a vote FOR ratification.**	☐	☐	☐
3. Non-binding advisory resolution to approve named executive officer compensation. **The Board of Directors recommends a vote FOR approval.**	☐	☐	☐

4. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

By marking this box, I consent to access future Annual Reports and Proxy Statements of Redwood Trust, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Redwood Trust, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Redwood Trust's transfer agent, Computershare Investor Services, at 1-888-472-1955. ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card and insert the date of your signature(s). All joint holders must sign. When signing as an attorney, trustee, executor, administrator, guardian, or corporate officer, please provide your FULL title under your signature(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 JNT
1UPX 2262171

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01ZTEB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Redwood Trust, Inc.

+

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders – May 19, 2015

THE UNDERSIGNED STOCKHOLDER OF REDWOOD TRUST, INC., A MARYLAND CORPORATION (THE "COMPANY"), HEREBY APPOINTS MARTY HUGHES, BRETT D. NICHOLAS, AND CHRISTOPHER J. ABATE, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA 94941 ON MAY 19, 2015, AT 10:30 A.M., LOCAL TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT THAT MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE SPECIFIED NOMINEES FOR DIRECTOR, "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015 AND "FOR" THE NON-BINDING ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF THE COMPANY IN A FIDUCIARY, CUSTODIAL, OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 19, 2015: Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2014 are available at http://www.envisionreports.com/RWT.

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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